
EXHIBIT 10.1

                                CREDIT AGREEMENT

                            Dated as of April 5, 2005

                                      among

                          VERMONT PURE HOLDINGS, LTD.,

                                CRYSTAL ROCK LLC,

                     THE LENDERS LISTED ON SCHEDULE 1 HERETO

                                       and

                 BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT

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                                TABLE OF CONTENTS

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1.       DEFINITIONS AND RULES OF INTERPRETATION.......................................................    1
         1.1.     Definitions..........................................................................    1
         1.2.     Rules of Interpretation..............................................................   24

2.       THE REVOLVING CREDIT FACILITY.................................................................   25
         2.1.     Commitment to Lend...................................................................   25
         2.2.     Revolving Credit Commitment Fee......................................................   26
         2.3.     Reduction of Total Revolving Credit Commitment.......................................   26
         2.4.     The Revolving Credit Notes...........................................................   26
         2.5.     Interest on Revolving Credit Loans...................................................   26
         2.6.     Requests for Revolving Credit Loans..................................................   27
                  2.6.1.   General.....................................................................   27
                  2.6.2.   Swing Line..................................................................   27
         2.7.     Conversion Options...................................................................   28
                  2.7.1.   Conversion to Different Type of Revolving Credit Loan.......................   28
                  2.7.2.   Continuation of Type of Revolving Credit Loan...............................   28
                  2.7.3.   LIBOR Rate Loans............................................................   28
         2.8.     Funds for Revolving Credit Loans.....................................................   29
                  2.8.1.   Funding Procedures..........................................................   29
                  2.8.2.   Advances of Revolving Credit Loans by Administrative Agent..................   29
         2.9.     Settlements..........................................................................   30
                  2.9.1.   General.....................................................................   30
                  2.9.2.   Failure to Make Funds Available.............................................   30
                  2.9.3.   No Effect on Other Lenders..................................................   31

3.       REPAYMENT OF THE REVOLVING CREDIT LOANS.......................................................   31
         3.1.     Maturity.............................................................................   31
         3.2.     Mandatory Repayments of Revolving Credit Loans.......................................   31
         3.3.     Optional Repayments of Revolving Credit Loans........................................   31

4.       THE ACQUISITION LOAN FACILITY.................................................................   32
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         4.1.     Commitment to Lend...................................................................   32
         4.2.     Acquisition Loan Commitment Fee......................................................   32
         4.3.     Reduction of Total Acquisition Loan Commitment.......................................   32
         4.4.     The Acquisition Loan Notes...........................................................   33
         4.5.     Interest on Acquisition Loans........................................................   33
         4.6.     Requests for Acquisition Loans.......................................................   33
         4.7.     Funds for Acquisition Loans..........................................................   34
                  4.7.1.   Funding Procedures..........................................................   34
                  4.7.2.   Acquisition Advances by Administrative Agent................................   34
                  4.7.3.   Notification by Borrowers...................................................   35
         4.8.     Repayments and Prepayments of Acquisition Loans......................................   35
                  4.8.1.   Repayment...................................................................   35
                  4.8.2.   Prepayment..................................................................   35

5.       THE TERM LOAN.................................................................................   36
         5.1.     Commitment to Lend...................................................................   36
         5.2.     The Term Notes.......................................................................   36
         5.3.     Mandatory Prepayment of Term Loans...................................................   36
                  5.3.1.   Schedule of Installment Payments of Principal of Term Loan..................   37
                  5.3.2.   Excess Cash Flow Recapture..................................................   37
                  5.3.3.   Proceeds of Certain Events..................................................   37
                  5.3.4.   Application of Payments.....................................................   38
         5.4.     Optional Prepayment of Term Loan.....................................................   38
         5.5.     Interest on Term Loan................................................................   38
                  5.5.1.   Interest Rates..............................................................   39
                  5.5.2.   Notification by Borrowers...................................................   39
                  5.5.3.   Amounts, etc................................................................   39

6.       LETTERS OF CREDIT.............................................................................   39
         6.1.     Letter of Credit Commitments.........................................................   39
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                  6.1.1.   Commitment to Issue Letters of Credit.......................................   39
                  6.1.2.   Letter of Credit Applications...............................................   40
                  6.1.3.   Terms of Letters of Credit..................................................   40
                  6.1.4.   Reimbursement Obligations of Lenders........................................   40
                  6.1.5.   Participations of Lenders...................................................   41
         6.2.     Reimbursement Obligations of the Borrowers...........................................   41
         6.3.     Letter of Credit Payments............................................................   41
         6.4.     Obligations Absolute.................................................................   42
         6.5.     Reliance by Issuer...................................................................   42
         6.6.     Letter of Credit Fee.................................................................   43

7.       CERTAIN GENERAL PROVISIONS....................................................................   43
         7.1.     Closing Fees.........................................................................   43
         7.2.     Administrative Agent's Fee...........................................................   43
         7.3.     Funds for Payments...................................................................   43
                  7.3.1.   Payments to Administrative Agent............................................   43
                  7.3.2.   No Offset, etc..............................................................   43

         7.4.     Computations.........................................................................   44
         7.5.     Inability to Determine LIBOR Rate....................................................   44
         7.6.     Illegality...........................................................................   44
         7.7.     Additional Costs, etc................................................................   45
         7.8.     Capital Adequacy.....................................................................   46
         7.9.     Certificate..........................................................................   46
         7.10.    Indemnity............................................................................   46
         7.11.    Interest After Default...............................................................   47
                  7.11.1.  Overdue Amounts.............................................................   47
                  7.11.2.  Amounts Not Overdue.........................................................   47
         7.12.    Concerning Joint and Several Liability of the Borrowers..............................   47

8.       COLLATERAL SECURITY...........................................................................   49
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         8.1.     Security of Borrowers................................................................   49

9.       REPRESENTATIONS AND WARRANTIES................................................................   49
         9.1.     Corporate Authority..................................................................   49
                  9.1.1.   Incorporation; Organization; Good Standing..................................   49
                  9.1.2.   Authorization...............................................................   49
                  9.1.3.   Enforceability..............................................................   49

         9.2.     Governmental Approvals...............................................................   49
         9.3.     Title to Properties; Leases..........................................................   50
         9.4.     Financial Statements and Projections.................................................   50
                  9.4.1.   Fiscal Year.................................................................   50
                  9.4.2.   Financial Statements........................................................   50
                  9.4.3.   Projections.................................................................   50
         9.5.     No Material Adverse Changes, etc.....................................................   50
         9.6.     Franchises, Patents, Copyrights, etc.................................................   50
         9.7.     Litigation...........................................................................   51
         9.8.     No Materially Adverse Contracts, etc.................................................   51
         9.9.     Compliance with Other Instruments, Laws, etc.........................................   51
         9.10.    Tax Status...........................................................................   51
         9.11.    No Event of Default..................................................................   51
         9.12.    Holding Company and Investment Company Acts..........................................   51
         9.13.    Absence of Financing Statements, etc.................................................   51
         9.14.    Perfection of Security Interest......................................................   52
         9.15.    Certain Transactions.................................................................   52
         9.16.    Employee Benefit Plans...............................................................   52
                  9.16.1.  In General..................................................................   52
                  9.16.2.  Terminability of Welfare Plans..............................................   52
                  9.16.3.  Guaranteed Pension Plans....................................................   52
                  9.16.4.  Multiemployer Plans.........................................................   53
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         9.17.    Use of Proceeds......................................................................   53
                  9.17.1.  General.....................................................................   53
                  9.17.2.  Regulations U and X.........................................................   53
                  9.17.3.  Ineligible Securities.......................................................   53
         9.18.    Environmental Compliance.............................................................   53
         9.19.    Subsidiaries, etc....................................................................   55
         9.20.    Bank Accounts........................................................................   55
         9.21.    Disclosure...........................................................................   55
         9.22.    Foreign Assets Control Regulations, Etc..............................................   55
         9.23.    Employment Contracts.................................................................   56

10.      AFFIRMATIVE COVENANTS.........................................................................   56
         10.1.    Punctual Payment.....................................................................   56
         10.2.    Maintenance of Office................................................................   56
         10.3.    Records and Accounts.................................................................   56
         10.4.    Financial Statements, Certificates and Information...................................   56
         10.5.    Notices..............................................................................   58
                  10.5.1.  Defaults....................................................................   58
                  10.5.2.  Environmental Events........................................................   58
                  10.5.3.  Notification of Claim against Collateral....................................   58
                  10.5.4.  Notice of Litigation and Judgments..........................................   58
                  10.5.5.  Material Agreements.........................................................   58
         10.6.    Existence; Maintenance of Properties.................................................   59
         10.7.    Insurance............................................................................   59
         10.8.    Taxes................................................................................   59
         10.9.    Inspection of Properties and Books, etc..............................................   59
                  10.9.1.  General.....................................................................   59
                  10.9.2.  Communications with Accountants.............................................   60
         10.10.   Compliance with Laws, Contracts, Licenses, and Permits...............................   60
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         10.11.   Employee Benefit Plans...............................................................   60
         10.12.   Use of Proceeds......................................................................   60
         10.13.   Mortgaged Property...................................................................   60
         10.14.   Bank Accounts........................................................................   61
         10.15.   Interest Rate Protection.............................................................   61
         10.16.   Water Contracts and Licenses.........................................................   61
         10.17.   Clean Down...........................................................................   61
         10.18.   Additional Subsidiaries..............................................................   61
         10.19.   Further Assurances...................................................................   62

11.      CERTAIN NEGATIVE COVENANTS....................................................................   62
         11.1.    Restrictions on Indebtedness.........................................................   62
         11.2.    Restrictions on Liens................................................................   62
                  11.2.1.  Permitted Liens.............................................................   62
                  11.2.2.  Restrictions on Upstream Limitations........................................   64
         11.3.    Restrictions on Investments..........................................................   64
         11.4.    Restricted Payments..................................................................   65
         11.5.    Merger, Consolidation and Disposition of Assets......................................   65
                  11.5.1.  Mergers and Acquisitions....................................................   65
                  11.5.2.  Disposition of Assets.......................................................   65
         11.6.    Sale and Leaseback...................................................................   65
         11.7.    Compliance with Environmental Laws...................................................   65
         11.8.    Subordinated Debt....................................................................   65
         11.9.    Employee Benefit Plans...............................................................   66
         11.10.   Business Activities..................................................................   66
         11.11.   Fiscal Year..........................................................................   66
         11.12.   Transactions with Affiliates.........................................................   66
         11.13.   Bank Accounts........................................................................   67
         11.14.   Employment Contract Amendments.......................................................   67
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12.      FINANCIAL COVENANTS...........................................................................   67
         12.1.    Consolidated Adjusted Operating Cash Flow to Senior Debt Service.....................   67
         12.2.    Consolidated Adjusted Operating Cash Flow to Total Debt Service......................   67
         12.3.    Senior Funded Debt to EBITDA.........................................................   67

13.      CLOSING CONDITIONS............................................................................   68
         13.1.    Loan Documents etc...................................................................   68
                  13.1.1.  Loan Documents..............................................................   68
                  13.1.2.  Subordination Documents.....................................................   68
         13.2.    Certified Copies of Governing Documents..............................................   68
         13.3.    Corporate or Other Action............................................................   68
         13.4.    Incumbency Certificate...............................................................   68
         13.5.    Validity of Liens....................................................................   68
         13.6.    Perfection Certificates and UCC Search Results.......................................   69
         13.7.    Landlord Consents....................................................................   69
         13.8.    Certificates of Insurance............................................................   69
         13.9.    Opinions of Counsel..................................................................   69
         13.10.   Payment of Fees......................................................................   69
         13.11.   Capital Structure....................................................................   69
         13.12.   Payoff Letter........................................................................   69
         13.13.   Disbursement Instructions............................................................   69

14.      CONDITIONS TO ALL BORROWINGS..................................................................   69
         14.1.    Representations True; No Event of Default............................................   70
         14.2.    No Legal Impediment..................................................................   70
         14.3.    Proceedings and Documents............................................................   70

15.      EVENTS OF DEFAULT; ACCELERATION; ETC..........................................................   70
         15.1.    Events of Default and Acceleration...................................................   70
         15.2.    Termination of Commitments...........................................................   73
         15.3.    Remedies.............................................................................   74
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         15.4.    Distribution of Collateral Proceeds..................................................   74

16.      THE ADMINISTRATIVE AGENT......................................................................   75
         16.1.    Authorization........................................................................   75
         16.2.    Employees and Administrative Agents..................................................   75
         16.3.    No Liability.........................................................................   75
         16.4.    No Representations...................................................................   76
                  16.4.1.  General.....................................................................   76
                  16.4.2.  Closing Documentation, etc..................................................   76
         16.5.    Payments.............................................................................   76
                  16.5.1.  Payments to Administrative Agent............................................   76
                  16.5.2.  Distribution by Administrative Agent........................................   77
                  16.5.3.  Delinquent Lenders..........................................................   77
         16.6.    Holders of Notes.....................................................................   77
         16.7.    Indemnity............................................................................   77
         16.8.    Administrative Agent as Lender.......................................................   78
         16.9.    Resignation..........................................................................   78
         16.10.   Administrative Agent May File Proofs of Claim........................................   78

17.      SUCCESSORS AND ASSIGNS........................................................................   79
         17.1.    General Conditions...................................................................   79
         17.2.    Assignments..........................................................................   79
         17.3.    Register.............................................................................   80
         17.4.    Participations.......................................................................   80
         17.5.    Payments to Participants.............................................................   81
         17.6.    Miscellaneous Assignment Provisions..................................................   81
         17.7.    Assignee or Participant Affiliated with the Borrowers................................   81

18.      PROVISIONS OF GENERAL APPLICATION.............................................................   82
         18.1.    Setoff...............................................................................   82
         18.2.    Expenses.............................................................................   82
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         18.3.    Indemnification......................................................................   83
         18.4.    Treatment of Certain Confidential Information........................................   84
                  18.4.1.  Confidentiality.............................................................   84
                  18.4.2.  Prior Notification..........................................................   84
                  18.4.3.  Other.......................................................................   85
         18.5.    Survival of Covenants, Etc...........................................................   85
         18.6.    Notices..............................................................................   85
         18.7.    Governing Law........................................................................   86
         18.8.    Headings.............................................................................   86
         18.9.    Counterparts.........................................................................   86
         18.10.   Entire Agreement, Etc................................................................   86
         18.11.   Waiver of Jury Trial.................................................................   87
         18.12.   Consents, Amendments, Waivers, Etc...................................................   87
         18.13.   Severability.........................................................................   88
         18.14.   USA Patriot Act......................................................................   88
         18.15.   COMMERCIAL TRANSACTION; PREJUDGMENT REMEDY WAIVER....................................   89
         18.16.   Interest Rate........................................................................   89
         18.17.   Loss of Notes........................................................................   90
         18.18.   Replacement of Lenders...............................................................   90

                                    EXHIBITS

Exhibit A         Form of Revolving Credit Note

Exhibit B         Form of Loan Request

Exhibit C         Form of Acquisition Loan Note

Exhibit D         Form of Term Note

Exhibit E         Form of Compliance Certificate

Exhibit F         Assignment and Acceptance

                                    SCHEDULES

Schedule 1        Lenders and Commitments

Schedule 6.1.1    Existing Letters of Credit

Schedule 9.3      Title to Properties; Leases

Schedule 9.7      Litigation

Schedule 9.15     Affiliate Transactions

Schedule 9.18     Environmental Compliance

Schedule 9.19     Subsidiaries Etc.

Schedule 9.20     Bank Accounts

Schedule 11.1     Existing Indebtedness

Schedule 11.2     Existing Liens

Schedule 11.3     Existing Investments

                                CREDIT AGREEMENT

      This CREDIT AGREEMENT is made as of April 5, 2005, by and among Vermont Pure Holdings, Ltd. ("Holdings"), a Delaware corporation, having its principal place of business at 45 Krupp Drive, Williston, Vermont 05495, Crystal Rock LLC ("Crystal Rock" and together with Holdings, collectively, the "Borrowers"), a Delaware limited liability company, having its principal place of business at 45 Krupp Drive, Williston, Vermont 05495, Bank of America, N.A., a national banking association ("Bank of America"), and the other lending institutions listed on
Schedule 1, and Bank of America as administrative agent for itself and such other lending institutions.

            1. DEFINITIONS AND RULES OF INTERPRETATION.

      1.1. DEFINITIONS. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Credit Agreement referred to below:

      Accounts Receivable. All rights of either Borrower or any of its Subsidiaries to payment for goods sold, leased or otherwise marketed and all rights of either Borrower or any of its Subsidiaries to payment for services rendered and all sums of money or other proceeds due thereon pursuant to transactions with account debtors, except for that portion of the sum of money or other proceeds due thereon that relate to sales, use or property taxes in conjunction with such transactions, recorded on books of account in accordance with GAAP.

      Acquired Company EBITDA. For any period, an amount equal to Consolidated EBITDA of the Person or assets acquired by Holdings or any of its Subsidiaries in a Permitted Acquisition for the portion of such period preceding the date of such acquisition, calculated on a Pro Forma Basis.

      Acquisition Advance. See Section 4.6.

      Acquisition Loan Commitment Fee. See Section 4.2.

      Acquisition Loan Maturity Date. The maturity date of any Acquisition Loan in accordance with the provisions of Section 4.8.1.

      Acquisition Loan Termination Date. April 5, 2008.

      Acquisition Loans. Acquisition loans made or to be made by the Lenders to the Borrowers pursuant to Section 4.

      Acquisition Note Record. A Record with respect to an Acquisition Loan
Note.

      Acquisition Loan Notes. See Section 4.4.

      Adjustment Date. The first day of the month immediately following the month in which a Compliance Certificate is to be delivered by the Borrowers pursuant to Section 10.4(c).

      Administrative Agent. Bank of America, N.A., acting as agent for the Lenders and each other Person appointed as the successor Administrative Agent in accordance with Section 16.9.

      Administrative Agent's Office. The Administrative Agent's office located at 777 Main Street, Hartford, Connecticut 06115, or at such other location as the Administrative Agent may designate from time to time.

      Administrative Agent's Fee. See Section 7.2.

      Administrative Agent's Special Counsel. Bingham McCutchen LLP or such other counsel as may be approved by the Administrative Agent.

      Administrative Questionnaire. An Administrative Questionnaire in a form supplied by the Administrative Agent.

      Affiliate. Any Person that would be considered to be an affiliate of any other Person under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if such other Person were issuing securities.

      Amortized Acquisition Loan Amount. As of any date, an amount equal to twenty percent (20%) of the aggregate amount of Acquisition Loans outstanding on such date that have not been converted into Section 4.8.1 Acquisition Loans.

      Applicable Margin. For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period"), the Applicable Margin shall be the applicable margin set forth below with respect to the Senior Leverage Ratio, as determined for the Reference Period of Holdings and its Subsidiaries ending on the fiscal quarter ended immediately prior to the applicable Rate Adjustment Period.

                                        REVOLVING
                                        CREDIT AND
                                        ACQUISITION
                                BASE       LOAN      LETTER OF   TERM LOAN
           SENIOR LEVERAGE      RATE      LIBOR       CREDIT    LIBOR RATE
LEVEL           RATIO           LOANS   RATE LOANS     FEES        LOAN
-----  -----------------------  -----  ------------  ---------  ----------
  I    Less than or equal to
       1.74:1.00                0.00%      1.25%       1.25%      1.50%

 II    Greater than 1.74:1.00
       but less than 2.25:1.00  0.00%      1.50%       1.50%      1.75%

III    Greater than or equal
       to 2.25:1.00 but less    0.00%      1.65%       1.65%      1.90%
       than 2.50:1.00

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                                      -3-

IV     Greater than or equal
       to 2.50:1.00 but less
       than 2.75:1.00           0.00%      1.90%       1.90%      2.15%

 V     Greater than or equal
       to 2.75:1:00             0.00%      2.25%       2.25%      2.50%

      Notwithstanding the foregoing, (a) for the Loans outstanding and the Letter of Credit Fees and the Commitment Fees payable during the period commencing on the Closing Date through the date immediately preceding the first Adjustment Date to occur after the fiscal quarter ending April 30, 2005, the Applicable Margin shall be the Applicable Margin set forth in Level V above, and
(b) if the Borrowers fail to deliver any Compliance Certificate pursuant to
Section 10.4(c) hereof then, for the period commencing on the next Adjustment Date to occur subsequent to such failure through the date immediately following the date on which such Compliance Certificate is delivered, the Applicable Margin shall be the highest Applicable Margin set forth above.

      Approved Fund. Any Fund that is administered or managed by (a) a Lender,
(b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

      Asset Sale. Any one or series of related transactions in which either Borrower or any of its Subsidiaries conveys, sells, leases, licenses or otherwise disposes of, directly or indirectly, any of its properties, businesses or assets (including the sale or issuance of Capital Stock of any Subsidiary other than to a Borrower or any Subsidiary of a Borrower but excluding any Excluded Assets) whether owned on the Closing Date or thereafter acquired.

      Assignment and Acceptance. An assignment and acceptance entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 17.2), and accepted by the Administrative Agent, in substantially the form of Exhibit F or any other form approved by the Administrative Agent.

      Assumed Senior Amortization Amount. $3,000,000.

      Assumed Senior Debt Service Amount. An amount equal to the sum of (a) the Assumed Senior Amortization Amount and (b) the Assumed Senior Interest Expense Amount.

      Assumed Senior Interest Expense Amount. $1,800,000.

      Assumed Total Amortization Amount. $3,000,000.

      Assumed Total Debt Service Amount. An amount equal to the sum of (a) the Assumed Total Amortization Amount and (b) the Assumed Total Interest Expense Amount.

      Assumed Total Interest Expense Amount. $3,500,000.

      Bakers. Collectively, John B. Baker, Peter K. Baker, Henry Baker, Joan A. Baker and trusts holding Capital Stock of Holdings for the children of any of the foregoing persons and their heirs, executors, administrators, personal representatives and assigns.

      Balance Sheet Date. October 31, 2004.

      Bank of America. Bank of America, N.A., a national banking association, in its individual capacity.

      Base Rate. For any day a fluctuating rate per annum equal to the higher of
(a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its "prime rate." The "prime rate" is a rate set by the Administrative Agent based upon various factors including the Administrative Agent's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

      Base Rate Loans. Revolving Credit Loans, Acquisition Loans and all or any portion of the Term Loan, in each case bearing interest calculated by reference to the Base Rate.

      Borrowers. As defined in the preamble hereto.

      Business Day. Any day (a) other than a Saturday, Sunday or a day on which banking institutions in Hartford, Connecticut, are not authorized to transact banking business and (b) in the case of LIBOR Rate Loans, which is also a LIBOR Business Day.

      Capital Assets. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP.

      Capital Expenditures. Amounts paid or Indebtedness incurred by the Borrowers or any of their Subsidiaries in connection with (i) the purchase or lease by a Borrower or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP or (ii) the lease of any assets by a Borrower or any of its Subsidiaries as lessee under any Synthetic Lease to the extent that such assets would have been Capital Assets had the Synthetic Lease been treated for accounting purposes as a Capitalized Lease.

      Capitalized Leases. Leases under which a Borrower or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

      Capital Stock. Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all membership, partnership and other equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

      Casualty Event. With respect to any property (including any interest in property) of either Borrower or any of its Subsidiaries, any loss of, damage to, or condemnation or other taking of, such property for which such Borrower or such Subsidiary receives insurance proceeds, proceeds of a condemnation award or other compensation.

      CERCLA. See Section 9.18(a).

      Change of Control. An event or series of events by which (a) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934) other than the Bakers shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of twenty percent (20%) or more of the Capital Stock of Holdings; or, during any period of twelve consecutive calendar months, individuals who were directors of Holdings on the first day of such period shall cease to constitute a majority of the board of directors of Holdings unless any new directors were nominated by a majority of such existing directors or (b) Holdings owns of record or beneficially, directly or indirectly, less than one hundred percent (100%) of the Capital Stock of Crystal Rock or less than 100% of the Capital Stock of any other Person that may hereafter become a Subsidiary of either Borrower.

      Clean Down Amount. $1,500,000.

      Closing Date. The first date on which the conditions set forth in Section 13 have been satisfied and any Loans are to be made or any Letter of Credit is to be issued hereunder.

      Closing Fee. See Section 7.1.

      Code. The Internal Revenue Code of 1986, as amended from time to time.

      Collateral. All of the property, rights and interests of the Borrowers and their Subsidiaries that are or are intended to be subject to the Liens created by the Security Documents.

      Collateral Assignment of Leases. The Collateral Assignment of Leases, dated or to be dated on or prior to the Closing Date, between the Borrowers and the Administrative Agent and in form and substance satisfactory to the Lenders and the Administrative Agent.

      Commitment. With respect to each Lender, the amount set forth on Schedule 1 hereto as the amount of such Lender's commitment to make Revolving Credit Loans and/or Acquisition Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Borrowers, as the same may be reduced from time to time as the context may require; or if such commitment is terminated pursuant to the provisions hereof, zero.

      Commitment Fees. Collectively, the Acquisition Loan Commitment Fee and the Revolving Credit Commitment Fee.

      Commitment Percentage. With respect to each Lender (a) with respect to Revolving Credit Loans, the percentage set forth on Schedule 1 hereto as such Lender's percentage of the aggregate Commitments of all of the Lenders in respect of Revolving Credit Loans, (b) with respect to Acquisition Loans, the percentage set forth on Schedule 1 hereto as such Lender's percentage of the aggregate Commitments of all of the Lenders in respect of Acquisition Loans and
(c) with respect to the Term Loan, the percentage amount set forth on Schedule 1 reflecting such Lender's commitment to make the Term Loan.

      Compliance Certificate. See Section 10.4(c).

      Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of Holdings and its Subsidiaries, consolidated in accordance with GAAP.

      Consolidated Adjusted EBITDA. For any period, an amount equal to the sum of (a) Consolidated EBITDA of Holdings and its Subsidiaries for such period (excluding the Consolidated EBITDA of any Subsidiary (or with respect to an asset acquisition, the acquired assets) for the period prior to the acquisition of such Subsidiary (or assets) by Holdings or any of its Subsidiaries), plus (b) an amount equal to seventy-five percent (75%) of Acquired Company EBITDA for such period.

      Consolidated Adjusted Operating Cash Flow. For any period, an amount equal to the sum of (a) Consolidated Operating Cash Flow for such period, plus (b) an amount equal to seventy-five percent (75%) of Acquired Company EBITDA for such period.

      Consolidated EBITDA. With respect to any Person for any period, an amount equal to the sum of (a) Consolidated Net Income of such Person and its Subsidiaries for such fiscal period, plus (b) in each case to the extent deducted in the calculation of such Person's Consolidated Net Income and without duplication, (i) depreciation and amortization for such period, plus (ii) income tax expense for such period, plus (iii) Consolidated Total Interest Expense of such Person and its Subsidiaries required to be paid or accrued during such period, plus (iv) other noncash charges for such period, all as determined in accordance with GAAP.

      Consolidated Excess Cash Flow. With respect to Holdings and its Subsidiaries and any particular period, an amount equal to (a) Consolidated Operating Cash Flow for such period less (b) the result of (i) sum of (A) Consolidated Total Interest Expense of Holdings and its Subsidiaries paid in cash during such period, plus (B) any mandatory repayments (whether scheduled or otherwise) of principal on any Indebtedness of Holdings or any of its Subsidiaries paid or due and payable during such period, multiplied by (ii) 1.50.

      Consolidated Net Income (or Deficit). With respect to any Person for any period, the consolidated net income (or deficit) of such Person and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP, after eliminating therefrom all extraordinary and nonrecurring items of income.

      Consolidated Operating Cash Flow. For any period, an amount equal to (a) Consolidated EBITDA of Holdings and its Subsidiaries for such period (excluding the Consolidated EBITDA of any Subsidiary (or with respect to an asset acquisition, the acquired assets) for the period prior to the acquisition of such Subsidiary (or assets) by Holdings or any of its Subsidiaries), less (b) the sum of (i) cash payments for all income taxes paid during such period, plus
(ii) to the extent not already deducted in the determination of Consolidated EBITDA of Holdings and its Subsidiaries, Capital Expenditures made during such period (excluding Capital Expenditures made with the proceeds of Indebtedness (other than the Loans) during such period), plus (iii) the aggregate amount of Distributions made by Holdings during such period.

      Consolidated Senior Interest Expense. For any period, Consolidated Total Interest Expense of Holdings and its Subsidiaries less the aggregate amount of interest required to be paid or accrued by Holdings and its Subsidiaries during such period on Subordinated Debt.

      Consolidated Senior Debt Service. With respect to Holdings and its Subsidiaries and for any period, the sum, without duplication, of (a) Consolidated Senior Interest Expense for such period plus (b) any and all scheduled repayments of principal during such period in respect of Indebtedness (other than Subordinated Debt) that become due and payable during such period pursuant to any agreement or instrument to which Holdings or any of its Subsidiaries is a party plus (c) the Amortized Acquisition Loan Amount as of the end of such period. Demand obligations shall be deemed to be due and payable during any fiscal period during which such obligations are outstanding. Notwithstanding the foregoing, (x) for any fiscal quarter ending during the first twelve months after the Closing Date, Consolidated Senior Debt Service for each such fiscal quarter will be deemed to be the greater of (a) an amount equal to the sum of (i) the Assumed Senior Debt Service Amount for such quarter and
(ii) the Amortized Acquisition Loan Amount as of the end of such quarter and (b) an amount equal the sum of (i) the Assumed Senior Amortization Amount, (ii) Consolidated Senior Interest Expense (determined in a Pro Forma basis, if applicable) for the Reference Period ended on such date and (iii) the Amortized Acquisition Loan Amount and (y) for any fiscal quarter ending during the first twelve months after the conversion of any Acquisition Loan into a Section 4.8.1 Loan, an amount equal to the result of (1) twenty percent (20%) of the original principal amount of such Section 4.8.1 Loan minus (2) any scheduled repayments of principal that become due during such period in respect of such Section 4.8.1 Loan, shall be added to Consolidated Senior Debt Service.

      Consolidated Total Debt Service. With respect to Holdings and its Subsidiaries and for any period, the sum, without duplication, of (a) Consolidated Total Interest Expense of Holdings and its Subsidiaries for such period plus (b) any and all scheduled repayments of principal during such period in respect of Indebtedness that become due and payable during such period pursuant to any agreement or instrument to which Holdings or any of its Subsidiaries is a party plus (c) the Amortized Acquisition Loan Amount as of the end of such period. Demand obligations shall be deemed to be due and payable during any fiscal period during which such obligations are outstanding. Notwithstanding the foregoing, (x) for any fiscal quarter ending during the first twelve months after the Closing Date, Consolidated Total Debt Service for each such fiscal quarter will be deemed to be the greater of (a) an amount equal to the sum of (i) the Assumed Total Debt Service Amount for such quarter and
(ii) the Amortized Acquisition Loan Amount as of the end of such quarter and (b) an amount equal to the sum of (i) the Assumed Total Amortization Amount, (ii) Consolidated Total Interest Expense (determined in a Pro Forma basis, if applicable) for the Reference Period ended on such date and (iii) the Amortized Acquisition Loan Amount and (y) for any fiscal quarter ending during the first twelve months after the conversion of any Acquisition Loan into a Section 4.8.1 Loan, an amount equal to the result of (1) twenty percent (20%) of the original principal amount of such Section 4.8.1 Loan minus (2) any scheduled repayments of principal that become due during such period in respect of such Section 4.8.1 Loan, shall be added to Consolidated Total Debt Service.

      Consolidated Total Funded Debt. With respect to Holdings and its Subsidiaries, the sum, without duplication, of (a) the aggregate amount of Indebtedness of Holdings and its Subsidiaries, on a consolidated basis, relating to (i) the borrowing of money or the obtaining of credit, including the issuance of notes or bonds, (ii) the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business), (iii) any Synthetic Leases or any Capitalized Leases, and (iv) the maximum drawing amount of all letters of credit outstanding, plus (b) Indebtedness of the type referred to in clause (a) of another Person guaranteed by Holdings or any of its Subsidiaries.

      Consolidated Total Interest Expense. With respect to any Person and for any period, the aggregate amount of interest required to be paid or accrued by such Person and its Subsidiaries during such period on all Indebtedness of such Person and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any Capitalized Lease or any Synthetic Lease, and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.

      Conversion Request. A notice given by the Borrowers to the Administrative Agent of the Borrowers' election to convert or continue a Loan in accordance with Section 2.7, Section 4.7.3 or Section 5.5.2.

      Credit Agreement. This Credit Agreement, including the Schedules and Exhibits hereto.

      Default. See Section 15.1.

      Delinquent Lender. See Section 16.5.3.

      Disbursement Period. See Section 4.6.

      Distribution. The declaration or payment of any dividend on or in respect of any Capital Stock of Holdings, other than dividends payable solely in shares of common stock of Holdings; the purchase, redemption, defeasance, retirement or other acquisition of any shares of any class of Capital Stock of Holdings, directly or indirectly through a Subsidiary of Holdings or otherwise (including the setting apart of assets for a sinking or other analogous fund to be used for such purpose); the return of capital by Holdings to its shareholders as such; or any other distribution on or in respect of any shares of any class of Capital Stock of Holdings.

      Dollars or $. Dollars in lawful currency of the United States of America.

      Domestic Lending Office. Initially, the office of each Lender designated as such in Schedule 1 hereto; thereafter, such other office of such Lender, if any, located within the United States that will be making or maintaining Base Rate Loans.

      Drawdown Date. The date on which any Revolving Credit Loan, any Acquisition Loan or the Term Loan is made or is to be made, and the date on which any Revolving Credit Loan is converted or continued in accordance with
Section 2.7, any Acquisition Loan is converted on continued in accordance with
Section 4.7.3 or all or any portion of the Term Loan is converted or continued in accordance with Section 5.5.2.

      Eligible Assignee. Any of (a) a Lender, (b) an Affiliate of a Lender that has total assets in excess of $1,000,000,000, (c) an Approved Fund that has total assets in excess of $1,000,000,000 and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and (ii) unless a Default or an Event of Default has occurred and is continuing, the Borrowers (each such approval not to be unreasonably withheld or delayed).

      Employee Benefit Plan. Any employee benefit plan within the meaning of
Section 3(3) of ERISA maintained or contributed to by either Borrower or any ERISA Affiliate, other than a Guaranteed Pension Plan or a Multiemployer Plan.

      Environmental Laws. See Section 9.18(a).

      EPA. See Section 9.18(b).

      Equity Issuance. The sale or issuance by either Borrower or any of its Subsidiaries of any of its Capital Stock.

      ERISA. The Employee Retirement Income Security Act of 1974, as amended from time to time.

      ERISA Affiliate. Any Person which is treated as a single employer with either Borrower under Section 414 of the Code.

      ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder, other than a reportable event as to which the requirement of 30 days notice has been waived.

      Eurocurrency Reserve Rate. For any day with respect to a LIBOR Rate Loan, the maximum rate (expressed as a decimal) at which any bank subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

      Event of Default. See Section 15.1.

      Excluded Assets. With respect to the Borrowers or any of their Subsidiaries (a) inventory sold in the ordinary course of business consistent with past practices and (b) equipment or other assets no longer used or useful in such Person's business provided that such asset is not sold to an Affiliate of the seller and the aggregate fair market value of all such assets referred to in this clause (b) which are sold in any one calendar year which will be deemed to be Excluded Assets shall not exceed $250,000.

      Excluded Indebtedness Indebtedness permitted to be incurred pursuant to the provisions of Section 11.1.

      Existing Letters of Credit. See Section 6.1.1.

      Existing Swap. That certain interest rate swap agreement dated June 11, 2003 between Webster Bank, National Association and Holdings in the original notional amount of $10,000,000.

      Federal Funds Rate. For any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

      Fee Letter. The fee letter dated as of March 9, 2005 among the Borrowers and the Administrative Agent.

      Fees. Collectively, the Commitment Fees, the Letter of Credit Fees, the Administrative Agent's Fee and the Closing Fee.

      Financial Affiliate. A Subsidiary of the bank holding company controlling any Lender, which Subsidiary is engaging in any of the activities permitted by
Section 4(e) of the Bank Holding Company Act of 1956 (12 U.S.C. Section 1843).

      Fund. Any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

      GAAP or generally accepted accounting principles. (a) When used in Section 12 (or any defined term used therein), or in the definition of Applicable Margin whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and
(ii) to the extent consistent with such principles, the accounting practice of Holdings and its Subsidiaries reflected in its financial statements for the year ended on the Balance Sheet Date, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of Holdings adopting the same principles (except where otherwise required by such principles), provided that in each case referred to in this definition of "GAAP" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in GAAP) as to financial statements in which such principles have been properly applied.

      Governing Documents. With respect to any Person, its certificate or articles of incorporation, certificate of formation, or, as the case may be, certificate of limited partnership, its by-laws, operating agreement or, as the case may be, partnership agreement or other constitutive documents and all shareholder agreements, voting trusts and similar arrangements applicable to any of its Capital Stock.

      Governmental Authority. Any foreign, federal, state, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

      Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by either Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

      Hazardous Substances. See Section 9.18(b).

      Hedging Agreement. The Existing Swap and any other interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate futures contract, interest rate option agreement, interest rate exchange agreement, forward currency exchange agreement, forward rate currency agreement or other similar agreement or arrangement to which the Borrowers or any of their Subsidiaries and the Administrative Agent (or any Affiliate of the Administrative Agent) is a party, designed to protect the Borrowers or any of their Subsidiaries against fluctuations in interest rates, exchange rates or forward rates.

      Holdings. As defined in the preamble hereto.

      Indebtedness As to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

            (a) every obligation of such Person for money borrowed,

            (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

            (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person,

            (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business),

            (e) every principal component of any Capitalized Lease of such Person,

            (f) every obligation of such Person under any Synthetic Lease,

            (g) all sales by such Person of (i) accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or (iii) other receivables (collectively "receivables"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,

            (h) every obligation of such Person (an "equity related purchase obligation") to purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock issued by such Person or any rights measured by the value of such Capital Stock,

            (i) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a "derivative contract"),

            (j) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law,

            (k) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses
      (a) through (j) (the "primary obligation") of another Person (the "primary obligor"), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (ii) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

      The "amount" or "principal amount" of any Indebtedness at any time of determination represented by (t) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP, (u) any Capitalized Lease shall be the principal component of the aggregate of the rentals obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (v) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than the Borrowers or any of their wholly-owned Subsidiaries) thereof, excluding amounts representative of yield or interest earned on such investment, (w) any Synthetic Lease shall be the stipulated loss value, termination value or other equivalent amount, (x) any derivative contract shall be the maximum amount of any termination or loss payment required to be paid by such Person if such derivative contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred, (y) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price and (z) any guaranty or other contingent liability referred to in clause (k) shall be an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty or other contingent obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

      Indebtedness Issuance. The issuance of any notes or other debt securities or the incurrence of any Indebtedness by either Borrower or any of its Subsidiaries.

      Ineligible Securities. Securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

      Interest Payment Date. (a) As to any Base Rate Loan, the last day of the calendar month with respect to interest accrued during such calendar month, including, without limitation, the calendar month which includes the Drawdown Date of such Base Rate Loan; and (b) as to any LIBOR Rate Loan in respect of which the Interest Period is (i) 3 months or less, the last day of such Interest Period and (ii) more than 3 months, the date that is 3 months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

      Interest Period. With respect to each Revolving Credit Loan, each Acquisition Loan or all or any relevant portion of the Term Loan, (a) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrowers in a Loan Request or as otherwise required by the terms of this Credit Agreement: (i) for any Base Rate Loan, the last day of the calendar month; and (ii) for any LIBOR Rate Loan, 1, 2 or 3 months; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Revolving Credit Loan, such Acquisition Loan or all or such portion of the Term Loan and ending on the last day of one of the periods set forth above, as selected by the Borrowers in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                        (A) if any Interest Period with respect to a LIBOR Rate
                  Loan would otherwise end on a day that is not a LIBOR Business Day, that Interest Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding LIBOR Business Day;

                        (B) if any Interest Period with respect to a Base Rate
                  Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

                        (C) if the Borrowers shall fail to give notice as
                  provided in Section 2.7, Section 4.7.3 or Section 5.5.2, the Borrowers shall be deemed to have requested a conversion of the affected LIBOR Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

                        (D) any Interest Period relating to any LIBOR Rate Loan
                  that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of a calendar month; and

                        (E) any Interest Period that would otherwise extend
                  beyond the Revolving Credit Loan Maturity Date (if comprising a Revolving Credit Loan), the Acquisition Loan Maturity Date (if comprising an Acquisition Loan) or the Term Loan Maturity Date (if comprising the Term Loan or a portion thereof) shall end on the Revolving Credit Loan Maturity Date, the Acquisition Loan Maturity Date or the Term Loan Maturity Date (as the case may be).

      Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and
(e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

      Lender Affiliate. With respect to any Lender, (a) an Affiliate of such Lender or (b) any Approved Fund.

      Lenders. Bank of America and the other lending institutions listed on
Schedule 1 hereto and any other Person who becomes an assignee of any rights and obligations of a Lender pursuant to Section 17.

      Letter of Credit. See Section 6.1.1.

      Letter of Credit Application. See Section 6.1.1.

      Letter of Credit Fee. See Section 6.6.

      Letter of Credit Participation. See Section 6.1.4.

      LIBOR Business Day. Any day other than a Saturday, Sunday or a day on which banking institutions are not authorized to transact international banking business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Administrative Agent in its sole discretion acting in good faith.

      LIBOR Lending Office. Initially, the office of each Lender designated as such in Schedule 1 hereto; thereafter, such other office of such Lender, if any, that shall be making or maintaining LIBOR Rate Loans.

      LIBOR Rate. For any Interest Period with respect to a LIBOR Rate Loan, the rate of interest equal to (a) the rate determined by the Administrative Agent at which Dollar deposits for such Interest Period are offered based on information presented on Page 3750 of the Dow Jones Market Service (formerly known as the Telerate Service) as of 11:00 a.m. London time on the second LIBOR Business Day prior to the first day of such Interest Period, divided by (b) a number equal to
1.00 minus the Eurocurrency Reserve Rate. If the rate described above does not appear on the Dow Jones Market Service on any applicable interest determination date, the LIBOR Rate shall be the rate (rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point), determined on the basis of the offered rates for deposits in Dollars for a period of time comparable to such LIBOR Rate Loan which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the second LIBOR Business Day prior to the first day of such Interest Period as selected by the Administrative Agent. The principal London office of four major London banks will be requested to provide a quotation of its Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in Dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the second LIBOR Business Day prior to the first day of such Interest Period. In the event that the Administrative Agent is unable to obtain any such quotation as provided above, it will be considered that LIBOR Rate pursuant to a LIBOR Rate Loan cannot be determined.

      LIBOR Rate Loans. Revolving Credit Loans, Acquisition Loans and all or any portion of the Term Loan bearing interest calculated by reference to the LIBOR Rate.

      Lien. Any mortgage, deed of trust, security interest, pledge, hypothecation, assignment, attachment, deposit arrangement, encumbrance, lien (statutory, judgment or otherwise), or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any Capitalized Lease, any Synthetic Lease, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction).

      Loan Documents. This Credit Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit, the Existing Letters of Credit, the Hedging Agreements, the Subordination Agreements and the Security Documents.

      Loan Request. See Section 2.6.

      Loans. Collectively, the Revolving Credit Loans, the Acquisition Loans and the Term Loan.

      Material Adverse Effect. With respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding):

            (a) a material adverse effect on the business, properties, prospects, condition (financial or otherwise), assets, operations or income of either Borrower, individually or the Borrowers and their Subsidiaries, taken as a whole;

            (b) an adverse effect on the ability of either Borrower or any of its Subsidiaries, individually and taken as a whole, to perform any of their respective Obligations under any of the Loan Documents to which it is a party; or

            (c) any impairment of the validity, binding effect or enforceability of this Credit Agreement or any of the other Loan Documents, any impairment of the rights, remedies or benefits available to the Administrative Agent or any Lender under any Loan Document or any impairment of the attachment, perfection or priority of any Lien of the Administrative Agent under the Security Documents.

In determining whether any individual event could have or result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events could have or result in a Material Adverse Effect.

      Material Agreement. Collectively, (a) (i) that certain Amended and Restated Spring Water License and Supply Agreement (the "Pristine Supply Agreement"), dated as of April 13, 1999, between Pristine Mountain Springs of Vermont, Inc. a Vermont corporation ("Pristine"), and AmSource LLC, a New Hampshire limited liability company ("AmSource"), (ii) that certain Addendum to Amended and Restated Spring Water License and Supply Agreement and Acknowledgement, dated as of December 15, 1999, by and among Holdings, Pristine, AmSource, Barton Lord and Ronald Colton, and (iii) that certain Settlement Agreement, dated December 1, 1999, among Holdings, Pristine, AmSource, Barton Lord and Ronald Colton, relating to the Pristine Supply Agreement, (b) that certain Contract, dated January 6, 2003, by and between Crystal Rock (as successor in interest to Holdings, successor by merger to Vermont Pure Springs, Inc.) and the Town of Bennington and (c) that certain Lease of Water Rights, dated as of November 6, 1997, by and among Crystal Rock (as successor in interest to Holdings, successor by warranty bill of sale to the rights of Sagamon Spring Water of Vermont, Inc.), Glenn W. Merrill and Glenn D. Merrill.

      Maximum Drawing Amount. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit and the Existing Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit and the Existing Letters of Credit.

      Minimum One Month LIBOR Amount. As of any date, an amount equal to seventy-five percent (75%) of the principal amount of the Term Loan outstanding on such date.

      Moody's. Moody's Investors Services, Inc.

      Multiemployer Plan. Any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by either Borrower or any ERISA Affiliate.

      Net Cash Equity Issuance Proceeds. With respect to any Equity Issuance by any Person, the excess of the gross cash proceeds received by such Person for such Equity Issuance after deduction of all reasonable and customary transaction expenses (including, without limitation, underwriting discounts and commissions) actually incurred in connection with such Equity Issuance.

      Net Cash Indebtedness Issuance Proceeds. With respect to any Indebtedness Issuance, the excess of the gross cash proceeds received by such Person for such Indebtedness Issuance after deduction of all reasonable and customary transaction expenses actually incurred in connection with such Indebtedness Issuance.

      Net Cash Sale Proceeds. The net cash proceeds received by a Person in respect of any Asset Sale, less the sum of (a) all reasonable out-of-pocket fees, commissions and other reasonable and customary direct expenses (including, without limitation, counsel fees) actually incurred in connection with such Asset Sale, including the amount of any transfer or documentary taxes required to be paid by such Person in connection with such Asset Sale, and (b) the aggregate amount of cash so received by such Person which is required to be used to retire (in whole or in part) any Indebtedness (other than under the Loan Documents) of such Person permitted by this Credit Agreement that was secured by a lien or security interest permitted by this Credit Agreement having priority over the liens and security interests (if any) of the Administrative Agent (for the benefit of the Administrative Agent and the Lenders) with respect to such assets transferred and which is required to be repaid in whole or in part (which repayment, in the case of any other revolving credit arrangement or multiple advance arrangement, reduces the commitment thereunder) in connection with such Asset Sale.

      Notes. The Term Notes, the Acquisition Loan Notes and the Revolving Credit Notes.

      Obligations. All indebtedness, obligations and liabilities of any of the Borrowers and their Subsidiaries to any of the Lenders and the Administrative Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or any Hedging Agreement or in respect of any of the Loans made or Reimbursement Obligations incurred or any of the Notes, Letter of Credit Applications, Letters of Credit, the Existing Letters of Credit or other instruments at any time evidencing any thereof.

      Operating Account. See Section 2.6.2.

      outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

      Participant. See Section 17.4.

      Payment Schedule Election Notice. See Section 4.8.1.

      PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

      Perfection Certificates. The Perfection Certificates as defined in the Security Agreement.

      Permitted Acquisition. The acquisition of any Person, business, division, or specified group of assets by either Borrower or any of its Subsidiaries, provided that each of the following conditions is met with respect to any such acquisition:

            (a) immediately prior to and after giving effect to such acquisition, no Default or Event of Default shall then exist, and the Borrowers shall have delivered to the Administrative Agent a statement certified by the principal financial or accounting officer of the Borrowers to the effect that immediately prior to and after giving effect to such acquisition, (x) no Default or Event of Default exists and attaching, in reasonable detail, computations evidencing on a Pro Forma Basis compliance (on a consolidated basis) with the covenants contained in
      Section 12 as of the end of the most recently completed fiscal quarter, immediately prior to and after giving effect to such acquisition, and (y) for the twelve (12) month period immediately following such acquisition, each of which shall be acceptable to the Administrative Agent in its sole but reasonable discretion;

            (b) the aggregate consideration (including, without limitation, assumption of Indebtedness (including, without limitation, any Subordinated Debt) and any earn-out and/or non-compete payments) paid or to be paid by either Borrower or any of its Subsidiaries in connection with such acquisitions after Closing Date, as to any individual acquisition or group of related (through common ownership) acquisitions, shall not, without the prior written consent of the Administrative Agent, exceed $4,000,000.

            (c) the consideration for such acquisition shall not include the assumption of Indebtedness by either Borrower or any of its Subsidiaries, other than Indebtedness (i) in existence prior to the date of such acquisition, (ii) which was not incurred in connection with or in contemplation of, such acquisition, (iii) which is permitted pursuant to
      Section 11.1(c) or Section 11.1(d) and (iv) which is otherwise on terms and conditions satisfactory to the Administrative Agent;

            (d) such acquisition shall have been approved by the board of directors (or other managing board) and, if required, shareholders or members (as the case may be) of the Person so acquired;

            (e) the aggregate amount of Acquisition Loans made to either Borrower in respect of any such acquisition shall not exceed the lower of
      (i) seventy-five percent (75%) of the aggregate consideration payable at the closing of such acquisition (including any permitted assumed Indebtedness) and (ii) the actual cash consideration to be paid at the closing by either Borrower or any of its Subsidiaries in connection with such acquisition;

            (f) not less than ten (10) Business Days prior to the closing of such acquisition, the Borrowers shall notify the Administrative Agent of the terms thereof and shall provide to the Administrative Agent such information and documents as may be deemed by the Administrative Agent to be necessary in order for the Administrative Agent to determine if the acquisition is a Permitted Acquisition;

            (g) no more than three (3) of such acquisitions shall be consummated in any twelve (12) month period; and

            (h) either (i) such acquisition is the acquisition of assets only (for use in the same line of business as (or a line of business substantially similar to) the line of business of the Borrowers and their Subsidiaries and in which assets the Administrative Agent shall concurrently with the closing of the acquisition be granted, for the benefit of the Lenders and the Administrative Agent, a perfected, first priority security interest (subject only to Permitted Liens) or (ii) such acquisition involves the purchase of the Capital Stock of a Person and each of the following conditions is met:

                        (A) such acquisition is the acquisition of one hundred
                  percent (100%) of each of the Capital Stock and Voting Stock of such Person, and the structure of such acquisition is acceptable to the Administrative Agent and;

                        (B) such Person is in the same line of business (or a
                  substantially similar line of business) as the Borrowers and their Subsidiaries, and

                        (C) contemporaneously with the occurrence of such
                  acquisition, the Borrowers shall (I) cause such Person to guaranty all of the Obligations hereunder pursuant to a guaranty in form and substance reasonably satisfactory to the Administrative Agent, which such guaranty shall be a Security Document hereunder, (II) cause such Person to take all steps as may be necessary or advisable in the reasonable opinion of the Administrative Agent to grant to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, a first priority, perfected security interest in all of its assets (except that there may exist liens thereon permitted by Section 11.2 hereof and there may exist a prior lien on those assets which secure Indebtedness assumed by the Borrowers or any of their Subsidiaries in connection with such Permitted Acquisition, to the extent permitted under Section 11.1 hereof) as collateral security for such guaranty, pursuant to security documents, mortgages, pledges and other documents in form and substance reasonably satisfactory to the Administrative Agent, each of which documents shall be Security Documents hereunder, and (III) cause such Person to deliver to the Lenders and the Administrative Agent (aa) evidence of proper corporate authorization and (bb) if required by the Administrative Agent, legal opinions with respect to each of the matters and documents set forth in this clause (C), in each case, in form and substance reasonably satisfactory to the Administrative Agent.

      Permitted Liens. Liens permitted by Section 11.2.

      Person. Any individual, corporation, limited liability company, partnership, limited liability partnership, trust, other unincorporated association, business, or other legal entity, and any Governmental Authority.

      Pledge Agreement. The Pledge Agreement, dated or to be dated on or prior to the Closing Date, between Holdings and the Administrative Agent and in form and substance satisfactory to the Lenders and the Administrative Agent.

      Pro Forma Basis. In connection with any Permitted Acquisition or proposed Permitted Acquisition, (a) the calculation of the financial covenants set forth in Section 12 hereof by the Borrowers and their Subsidiaries (including the Person or assets to be acquired) with reference to the audited historical financial results of such Person, if available, and if not so available, then with reference to such management certified financial results of such Person (or, if an acquisition of assets, the financial results attributable to such assets) as shall be acceptable to the Administrative Agent, in its sole but reasonable discretion, for the applicable period ending immediately prior to the date of such acquisition, after giving effect on a pro forma basis to such Permitted Acquisition in the manner described below, and (b) as at the end of each of the three fiscal quarters of the Borrowers immediately following such Permitted Acquisition, the calculation of compliance with the financial covenants set forth in Section 12 hereof by the Borrowers and their Subsidiaries (including the Person or assets(s) to be acquired) with reference to the audited historical financial results of such Person, if available, and if not so available, such management certified financial results of such Person (or, if an acquisition of assets, the financial results attributable to such assets) as shall be acceptable to the Administrative Agent, in its sole but reasonable discretion:

                  (i) all Indebtedness (whether under this Credit Agreement or otherwise) and any other balance sheet adjustments incurred or made in connection with the Permitted Acquisition shall be deemed to have been incurred or made on the first day of the Test Period (or, with respect to the determination as to whether an acquisition is a Permitted Acquisition at the beginning of the applicable Reference Period), and all Indebtedness of the Person acquired or to be acquired in such Permitted Acquisition which was or will have been repaid in connection with the consummation of the Permitted Acquisition shall be deemed to have been repaid concurrently with the deemed incurrence of the Indebtedness incurred in connection with the Permitted Acquisition;

                  (ii) all Indebtedness assumed to have been incurred pursuant to the preceding clause (i) shall be deemed to have borne interest at the arithmetic mean of (x) the LIBOR Rate for LIBOR Rate Loans having an Interest Period of one month in effect on the first day of the Test Period plus two and one-quarter of one percent (2.25%) and
            (y) the LIBOR Rate for LIBOR Rate Loans having an Interest Period of one month in effect on the last day of the Test Period plus two and one-quarter of one percent (2.25%) (after giving effect to the Permitted Acquisition on a Pro Forma Basis); and

                  (iii) all adjustments resulting from due diligence and removal of "owner's costs", as documented and utilized in the financial analysis prepared by the Borrowers and all costs and adjustments relating to the inclusion of the acquired Person within the consolidated financial statements and tax returns of the Borrowers (including, but not limited to, income taxes, management fees, insurance and benefit costs, and professional service fees), all as shall be acceptable to the Administrative Agent, in its sole, but reasonable discretion. In no event shall these adjustments exceed 20% of the acquired Person's Consolidated EBITDA for the most recently ended Reference Period.

      RCRA. See Section 9.18(a).

      Real Estate. All real property at any time owned or leased (as lessee or sublessee) by either Borrower or any of its Subsidiaries.

      Record. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Lender with respect to any Loan referred to in such Note.

      Reference Period. As of any date of determination, the period of four (4) consecutive fiscal quarters of the Borrowers and their Subsidiaries ending on such date, or if such date is not a fiscal quarter end date, the period of four
(4) consecutive fiscal quarters most recently ended (in each case treated as a single accounting period).

      Register. See Section 17.3.

      Reimbursement Obligation. The Borrowers' joint and several obligation to reimburse the Administrative Agent and the Lenders on account of any drawing under any Letter of Credit or any Existing Letter of Credit as provided in
Section 6.2.

      Related Parties. With respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

      Required Lenders. As of any date, the Lender or Lenders holding at least a majority of the outstanding principal amount of the Notes on such date; and if no such principal is outstanding, the Lender whose aggregate Commitments constitutes at least a majority of the Total

Commitment; provided that if there are two or less Lenders party to this Credit Agreement, then Required Lenders shall mean all Lenders party to this Credit Agreement.

      Restricted Payment. In relation to the Borrowers and their Subsidiaries, any (a) Distribution, (b) payment or prepayment whether in cash, securities or other property by a Borrower or its Subsidiaries to such Borrower's or any Subsidiary's shareholders (or other equity holders), in each case, other than
(u) to a Borrower, (v) to any Subsidiary of a Borrower, (w) payments or prepayments by a Subsidiary to either Borrower or another wholly-owned Subsidiary of a Borrower or by Crystal Rock to Holdings, (x) lease payments permitted under Section 11.12, (y) employment compensation payments made under the Senior Management Employment Agreements or to other employees who are shareholders of Holdings for services rendered, (z) any payment to any Seller Subordinated Debt Holder permitted pursuant to Section 11.8 hereof or (aa) payments made to shareholders other than the Bakers for services rendered or products sold as permitted by Section 11.12 (assuming, for purposes hereof, that any such shareholder is an Affiliate) or (c) derivatives or other transactions with any financial institution, commodities or stock exchange or clearinghouse (a "Derivatives Counterparty") obligating a Borrower or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of any Capital Stock of such Borrower or such Subsidiary.

      Revolving Credit Commitment Fee. See Section 2.2.

      Revolving Credit Loan Maturity Date. April 5, 2008.

      Revolving Credit Loans. Revolving credit loans made or to be made by the Lenders to the Borrowers pursuant to Section 2.

      Revolving Credit Note Record. A Record with respect to a Revolving Credit Note.

      Revolving Credit Notes. See Section 2.4.

      SARA. See Section 9.18(a).

      Section 4.8.1 Acquisition Loan. See Section 4.8.1.

      Security Agreement. The Security Agreement, dated or to be dated on or prior to the Closing Date, between the Borrowers and the Administrative Agent and in form and substance satisfactory to the Lenders and the Administrative Agent.

      Security Documents. The Security Agreement, the Collateral Assignment of Leases, the Trademark Assignment, the Pledge Agreement and all other instruments and documents, including without limitation Uniform Commercial Code financing statements, required to be executed or delivered pursuant to any Security Document.

      Seller Subordinated Debt. Collectively, the Indebtedness of Holdings in the aggregate principal amount outstanding on the Closing Date of $14,000,000 as evidenced by the Seller Subordinated Notes.

      Seller Subordinated Debt Holders. Collectively, Henry E. Baker, Joan A. Baker, John B. Baker and Peter K. Baker.

      Seller Subordinated Notes. Collectively, the Second Amended and Restated Subordinated Promissory Notes, each dated April 5, 2005 in the aggregate principal amount of $14,000,000 executed and delivered by Holdings in favor of the respective Seller Subordinated Debt Holders.

      Senior Funded Debt. At any time of determination, the sum of Consolidated Total Funded Debt minus Subordinated Debt.

      Senior Leverage Ratio. At any date of determination, the ratio of (a) Senior Funded Debt outstanding on such date to (b) Consolidated EBITDA of Holdings and its Subsidiaries for the Reference Period ending on such date.

      Senior Management. Collectively, Timothy G. Fallon, Bruce S. MacDonald, John Baker and Peter Baker and any other person who may from time to time perform for Holdings or any of its Subsidiaries management services of the kind performed as of the Closing Date by any of the foregoing.

      Senior Management Employment Agreements. Collectively, the employment agreements between Holdings and each of the members of Senior Management.

      Settlement. The making or receiving of payments, in immediately available funds, by the Lenders, to the extent necessary to cause each Lender's actual share of the outstanding amount of Revolving Credit Loans (after giving effect to any Loan Request) to be equal to such Lender's Commitment Percentage of the outstanding amount of such Revolving Credit Loans (after giving effect to any Loan Request), in any case where, prior to such event or action, the actual share is not so equal.

      Settlement Amount. See Section 2.9.1.

      Settlement Date. (a) The Drawdown Date relating to any Loan Request, (b) Friday of each week, or if a Friday is not a Business Day, the Business Day immediately following such Friday, (c) at the option of the Administrative Agent, on any Business Day following a day on which the account officers of the Administrative Agent active upon the Borrowers' account become aware of the existence of an Event of Default, (d) any Business Day on which the amount of Revolving Credit Loans outstanding from the Swing Line Lender plus the Swing Line Lender's Commitment Percentage of the sum of the Maximum Drawing Amount and any Unpaid Reimbursement Obligations is equal to or greater than the Swing Line Lender's Commitment Percentage of the Total Revolving Credit Commitment, (e) the Business Day immediately following any Business Day on which the amount of Revolving Credit Loans outstanding increases or decreases by more than $250,000 as compared to the previous Settlement Date, (f) any day on which any conversion of a Base Rate Loan to a LIBOR Rate Loan occurs, or (g) any Business Day on which (i) the amount of outstanding Revolving Credit Loans decreases and (ii) the amount of the Administrative Agent's Revolving Credit Loans outstanding equals zero Dollars ($0).

      Settling Lender. See Section 2.9.1.

      S&P. Standard & Poor's Ratings Group.

      Subordinated Debt. Collectively, (a) the Seller Subordinated Debt and (b) other Indebtedness of the Borrowers or any of their Subsidiaries that is unsecured and is expressly subordinated and made junior to the payment and performance in full of the Obligations, and evidenced as such by a written instrument containing subordination provisions in form and substance approved by the Required Lenders in writing.

      Subordination Agreements. Collectively, (a) the Subordination and Pledge Agreements, each dated or to be dated on or prior to the Closing Date, among the Administrative Agent, the Lenders, the Seller Subordinated Debt Holders and Ross
S. Rapaport, not individually, but as Trustee of the Peter Baker Life Insurance Trust u/t/a dated July 7, 1992, the John Baker Insurance Trust u/t/a dated July 7, 1992 and the Joan Baker and Henry Baker Irrevocable Trust u/t/a dated December 16, 1991, as agent (the "Subordinated Agent"), each in form and substance satisfactory to the Lenders and the Administrative Agent and (b) the Amended and Restated Security Agreement, dated or to be dated on or prior to the Closing Date, among Holdings, the Seller Subordinated Debt Holders and the Subordinated Agent.

      Subordination Documents. Collectively, the Subordination Agreements and the Seller Subordinated Notes.

      Subsidiary. Any corporation, limited liability company, partnership, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

      Swing Line Lender. Bank of America, or any other Lender designated by the Administrative Agent as the Swing Line Lender which has accepted such designation.

      Swing Line Sublimit. An amount equal to the lesser of (a) $1,000,000 and
(b) the Total Revolving Credit Commitment. The Swing Line Sublimit is part of, and not in addition to, the Total Revolving Credit Commitment.

      Synthetic Lease. Any lease of goods or other property, whether real or personal, which is treated as an operating lease under GAAP and as a loan or financing for U.S. income tax purposes.

      Term Loan. The term loan made or to be made by the Lenders to the Borrowers on the Closing Date in the aggregate principal amount of $28,000,000 pursuant to Section 5.1.

      Term Loan Maturity Date. April 5, 2012.

      Term Notes. See Section 5.2.

      Term Note Record. A Record with respect to a Term Note.

      Test Period. In connection with the calculation of the financial covenants set forth in Section 12 hereof following any Permitted Acquisition, the period of all fiscal quarters (and any portion of a fiscal quarter) prior to the date of such Permitted Acquisition included in the calculation of such financial covenant (or any component thereof).

      Total Acquisition Loan Commitment. The sum of the Commitments of the Lenders in respect of Acquisition Loans minus the aggregate amounts of the Acquisition Loans converted into term loans pursuant to Section 4.8.1, as in effect from time to time.

      Total Commitment. The sum of the Total Acquisition Loan Commitments and Total Revolving Credit Commitments of the Lenders, as in effect from time to time.

      Total Revolving Credit Commitment. The sum of the Commitments of the Lenders in respect of Revolving Credit Loans, as in effect from time to time.

      Trademark Assignment. The Trademark Collateral Security and Pledge Agreement, dated or to be dated on or prior to the Closing Date, made by Crystal Rock in favor of the Administrative Agent and the Assignment of Trademarks and Service Marks executed in connection therewith, all in form and substance satisfactory to the Lenders and the Administrative Agent.

      Tranche Ending Date. See Section 4.8.1.

      Type. As to any Loan, its nature as a Base Rate Loan or a LIBOR Rate Loan.

      Unpaid Reimbursement Obligation. Any Reimbursement Obligation for which the Borrowers do not reimburse the Administrative Agent and the Lenders on the date specified in, and in accordance with, Section 6.2.

      Voting Stock. Stock or other equity interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, limited liability company, partnership, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

      Webster Loan. See Section 9.13.

      1.2. RULES OF INTERPRETATION.

            (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

            (b) The singular includes the plural and the plural includes the singular.

            (c) A reference to any law includes any amendment or modification to such law.

            (d) A reference to any Person includes its permitted successors and permitted assigns.

            (e) Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

            (f) The words "include", "includes" and "including" are not limiting.

            (g) All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

            (h) Reference to a particular "Section" refers to that section of this Credit Agreement unless otherwise indicated.

            (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

            (j) Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

            (k) This Credit Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are, however, cumulative and are to be performed in accordance with the terms thereof.

            (l) This Credit Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Administrative Agent and the Borrowers and are the product of discussions and negotiations among all parties. Accordingly, this Credit Agreement and the other Loan Documents are not intended to be construed against the Administrative Agent or any of the Lenders merely on account of the Administrative Agent's or any Lender's involvement in the preparation of such documents.

                  2. THE REVOLVING CREDIT FACILITY.

      2.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, each of the Lenders severally agrees to lend to the Borrowers and each Borrower may borrow, repay, and reborrow from time to time from the Closing Date up to but not including the Revolving Credit Loan Maturity Date upon notice by a Borrower to the Administrative Agent given in accordance with Section 2.6, such sums as are requested by such Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Lender's Commitment minus such Lender's Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, provided that the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not at any time exceed the Total Revolving Credit Commitment at such time. The Revolving Credit Loans shall be made pro rata in accordance with each Lender's Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrowers that the conditions set forth in
Section 13 and Section 14, in the case of the initial Revolving Credit Loans to be made on the Closing Date, and Section 14, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

      2.2. REVOLVING CREDIT COMMITMENT FEE. The Borrowers agree to pay to the Administrative Agent for the accounts of the Lenders in accordance with their respective Commitment Percentages a commitment fee (the "Revolving Credit Commitment Fee") calculated at the rate of one-quarter of one percent (0.25%) per annum on the average daily amount during each calendar quarter or portion thereof from the date hereof to the Revolving Credit Loan Maturity Date by which the Total Revolving Credit Commitment minus the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the outstanding amount of Revolving Credit Loans during such calendar quarter. The Revolving Credit Commitment Fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Revolving Credit Loan Maturity Date or any earlier date on which the Commitments in respect of Revolving Credit Loans shall terminate.

      2.3. REDUCTION OF TOTAL REVOLVING CREDIT COMMITMENT. The Borrowers shall have the right at any time and from time to time upon five (5) Business Days prior written notice to the Administrative Agent to reduce by $250,000 or an integral multiple thereof or to terminate entirely the Total Revolving Credit Commitment, whereupon the Commitments of the Lenders in respect of Revolving Credit Loans shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrowers delivered pursuant to this Section 2.3, the Administrative Agent will notify the Lenders of the substance thereof. Upon the effective date of any such reduction or termination, the Borrowers shall pay to the Administrative Agent for the respective accounts of the Lenders the full amount of any Revolving Credit Commitment Fee then accrued on the amount of the reduction. No reduction or termination of the Commitments in respect of Revolving Credit Loans may be reinstated. In addition, the Total Revolving Credit Commitment shall be reduced in accordance with Section 5.3.4.

      2.4. THE REVOLVING CREDIT NOTES. The Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrowers in substantially the form of Exhibit A hereto (each a "Revolving Credit Note"), dated as of the Closing Date (or such other date on which a Lender may become a party hereto in accordance with Section 17 hereof) and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Lender in a principal amount equal to such Lender's Commitment in respect of Revolving Credit Loans or, if less, the outstanding amount of all Revolving Credit Loans made by such Lender, plus interest accrued thereon, as set forth below. The Borrowers irrevocably authorize each Lender to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Lender's Revolving Credit Note, an appropriate notation on such Lender's Revolving Credit Note Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on such Lender's Revolving Credit Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender's Revolving Credit Note Record shall not limit or otherwise affect the joint and several obligations of the Borrowers hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

      2.5. INTEREST ON REVOLVING CREDIT LOANS. Except as otherwise provided in
Section 7.11:

            (a) Each Revolving Credit Loan which is a Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Base Rate plus the Applicable Margin with respect to Base Rate Loans as in effect from time to time.

            (b) Each Revolving Credit Loan which is a LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the LIBOR Rate determined for such Interest Period plus the Applicable Margin with respect to LIBOR Rate Loans as in effect from time to time.

      The Borrowers promise to pay interest on each Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto.

      2.6. REQUESTS FOR REVOLVING CREDIT LOANS.

            2.6.1. GENERAL. The Borrowers shall give to the Administrative Agent written notice in the form of Exhibit B hereto (or telephonic notice confirmed in a writing in the form of Exhibit B hereto) of each Revolving Credit Loan requested hereunder (a "Loan Request") (a) no later than 11:00 a.m. (Hartford time) on the proposed Drawdown Date of any Base Rate Loan and (b) no less than three (3) LIBOR Business Days prior to the proposed Drawdown Date of any LIBOR Rate Loan. Each such notice shall specify (i) the principal amount of the Revolving Credit Loan requested, (ii) the proposed Drawdown Date of such Revolving Credit Loan, (iii) the Interest Period for such Revolving Credit Loan and (iv) the Type of such Revolving Credit Loan. Promptly upon receipt of any such notice, the Administrative Agent shall notify each of the Lenders thereof. Each Loan Request shall be irrevocable and binding on the Borrowers and shall obligate the Borrowers to accept the Revolving Credit Loan requested from the Lenders on the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate amount of $100,000 or an integral multiple thereof.

            2.6.2. SWING LINE. Notwithstanding the notice and minimum amount requirements set forth in Section 2.6.1 but otherwise in accordance with the terms and conditions of this Credit Agreement, the Administrative Agent may, in its sole discretion and without conferring with the Lenders, make Revolving Credit Loans to the Borrowers (a) by entry of credits to the Borrowers' operating account (the "Operating Account") with the Administrative Agent to cover checks or other charges which the Borrowers have drawn or made against such account or (b) in an amount as otherwise requested by a Borrower, in each case up to an aggregate amount outstanding (after giving effect to all amounts requested) at any one time not to exceed the Swing Line Sublimit. The Borrowers hereby request and authorize the Administrative Agent to make from time to time such Revolving Credit Loans by means of appropriate entries of such credits sufficient to cover checks and other charges then presented for payment from the Operating Account or as otherwise so requested. The Borrowers acknowledge and agree that the making of such Revolving Credit Loans shall, in each case, be subject in all respects to the provisions of this Credit Agreement as if they were Revolving Credit Loans covered by a Loan Request including, without limitation, the limitations set forth in
      Section 2.1 and the requirements that the applicable provisions of Section 13 (in the case of Revolving Credit Loans made on the Closing Date) and
      Section 14 be satisfied. All actions taken by the Administrative Agent pursuant to the provisions of this Section 2.6.2 shall be conclusive and binding on the Borrowers and the Lenders absent the Administrative

      Agent's gross negligence or willful misconduct. Revolving Credit Loans made pursuant to this Section 2.6.2 shall be Base Rate Loans until converted in accordance with the provisions of the Credit Agreement and, prior to a Settlement, such interest shall be for the account of the Administrative Agent. Each Revolving Credit Loan made by the Administrative Agent to the Borrowers under this Section 2.6 shall be in a minimum aggregate amount of $100,000. Each Lender severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Lender's Commitment Percentage of any Revolving Credit Loan made by the Administrative Agent under this Section 2.6.2.

      2.7. CONVERSION OPTIONS.

            2.7.1. CONVERSION TO DIFFERENT TYPE OF REVOLVING CREDIT LOAN. The Borrowers may elect from time to time to convert any outstanding Revolving Credit Loan to a Revolving Credit Loan of another Type, provided that (a) with respect to any such conversion of a LIBOR Rate Loan to a Base Rate Loan, the Borrowers shall give the Administrative Agent at least three (3) Business Days prior written notice of such election; (b) with respect to any such conversion of a Base Rate Loan to a LIBOR Rate Loan, the Borrowers shall give the Administrative Agent at least three (3) LIBOR Business Days prior written notice of such election; (c) with respect to any such conversion of a LIBOR Rate Loan into a Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto and (d) no Revolving Credit Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each Lender shall take such action as is necessary to transfer its Commitment Percentage of such Revolving Credit Loans to its Domestic Lending Office or its LIBOR Lending Office, as the case may be. All or any part of outstanding Revolving Credit Loans of any Type may be converted into a Revolving Credit Loan of another Type as provided herein, provided that any partial conversion shall be in an aggregate principal amount of $250,000 or a whole multiple thereof. Each Conversion Request relating to the conversion of a Revolving Credit Loan to a LIBOR Rate Loan shall be irrevocable by the Borrowers.

            2.7.2. CONTINUATION OF TYPE OF REVOLVING CREDIT LOAN. Any Revolving Credit Loan of any Type may be continued as a Revolving Credit Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrowers with the notice provisions contained in
      Section 2.7.1; provided that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Administrative Agent active upon the Borrowers' account have actual knowledge. In the event that the Borrowers fail to provide any such notice with respect to the continuation of any LIBOR Rate Loan as such, then such LIBOR Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto. The Administrative Agent shall notify the Lenders promptly (and in any event prior to taking effect) when any such conversion or continuation contemplated by this Section 2.7 is scheduled to occur.

            2.7.3. LIBOR RATE LOANS. Any conversion to or from LIBOR Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all LIBOR Rate Loans having the same Interest Period shall not be less than $250,000 or a whole multiple of $100,000 in excess thereof. No more than four (4) LIBOR Rate Loans (including Acquisition Loans and any portion of the Term Loan, in addition to Revolving Credit Loans for the purposes of this section) having different Interest Periods may be outstanding at any time.

      2.8. FUNDS FOR REVOLVING CREDIT LOANS.

            2.8.1. FUNDING PROCEDURES. Not later than the later of (a) 11:00 a.m. (Hartford time) on the proposed Drawdown Date of any Revolving Credit Loans or (b) one hour after receipt by the Lenders of the required notification from the Administrative Agent, each of the Lenders will make available to the Administrative Agent, at the Administrative Agent's Office, in immediately available funds, the amount of such Lender's Commitment Percentage of the amount of the requested Revolving Credit Loans. Upon receipt from each Lender of such amount, and upon receipt of the documents required by Sections 13 and 14 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Administrative Agent will make available to the Borrowers the aggregate amount of such Revolving Credit Loans made available to the Administrative Agent by the Lenders. The failure or refusal of any Lender to make available to the Administrative Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Revolving Credit Loans shall not relieve any other Lender from its several obligation hereunder to make available to the Administrative Agent the amount of such other Lender's Commitment Percentage of any requested Revolving Credit Loans.

            2.8.2. ADVANCES OF REVOLVING CREDIT LOANS BY ADMINISTRATIVE AGENT. The Administrative Agent may, unless notified to the contrary by any Lender prior to a Drawdown Date, assume that such Lender has made available to the Administrative Agent on such Drawdown Date the amount of such Lender's Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrowers a corresponding amount. If any Lender makes available to the Administrative Agent such amount on a date after such Drawdown Date and the Administrative Agent shall have made such amount available to Borrowers, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, times (b) the amount of such Lender's Commitment Percentage of such Revolving Credit Loans, times (c) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date or such later date that the Administrative Agent shall have made such amount available to Borrowers to the date on which the amount of such Lender's Commitment Percentage of such Revolving Credit Loans shall become immediately available to the Administrative Agent, and the denominator of which is
      360. A statement of the Administrative Agent submitted to such Lender with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Administrative Agent by such Lender. If the amount of such Lender's Commitment Percentage of such Revolving Credit Loans is not made available to the Administrative Agent by such Lender within three (3) Business Days following such Drawdown Date, the Administrative Agent shall be entitled to recover such amount from the Borrowers on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date.

      2.9. SETTLEMENTS.

            2.9.1. GENERAL. On each Settlement Date, the Administrative Agent shall, not later than 11:00 a.m. (Hartford time), give telephonic or facsimile notice (a) to the Lenders and the Borrowers of the respective outstanding amount of Revolving Credit Loans made by the Administrative Agent on behalf of the Lenders from the immediately preceding Settlement Date through the close of business on the prior day and the amount of any LIBOR Rate Loans to be made (following the giving of notice pursuant to Section 2.6.1(b)) on such date pursuant to a Loan Request and (b) to the Lenders of the amount (a "Settlement Amount") that each Lender (a "Settling Lender") shall pay to effect a Settlement of any Revolving Credit Loan. A statement of the Administrative Agent submitted to the Lenders and the Borrowers or to the Lenders with respect to any amounts owing under this Section 2.9 shall be prima facie evidence of the amount due and owing. Each Settling Lender shall, not later than 3:00 p.m. (Hartford time) on such Settlement Date, effect a wire transfer of immediately available funds to the Administrative Agent in the amount of the Settlement Amount for such Settling Lender. The Administrative Agent shall, not later than 3:00 p.m. (Hartford time) on such Settlement Date, effect a wire transfer of immediately available funds to each Lender in the amount due to such Lender on such Settlement Date. All funds advanced by any Lender as a Settling Lender pursuant to this Section 2.9 shall for all purposes be treated as a Revolving Credit Loan made by such Settling Lender to the Borrowers and all funds received by any Lender pursuant to this Section 2.9 shall for all purposes be treated as repayment of amounts owed with respect to Revolving Credit Loans made by such Lender. In the event that any bankruptcy, reorganization, liquidation, receivership or similar cases or proceedings in which either Borrower is a debtor prevent a Settling Lender from making any Revolving Credit Loan to effect a Settlement as contemplated hereby, such Settling Lender will make such dispositions and arrangements with the other Lenders with respect to such Revolving Credit Loans, either by way of purchase of participations, distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender's share of the outstanding Revolving Credit Loans being equal, as nearly as may be, to such Lender's Commitment Percentage of the outstanding amount of the Revolving Credit Loans.

            2.9.2. FAILURE TO MAKE FUNDS AVAILABLE. The Administrative Agent may, unless notified to the contrary by any Settling Lender prior to a Settlement Date, assume that such Settling Lender has made or will make available to the Administrative Agent on such Settlement Date the amount of such Settling Lender's Settlement Amount, and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrowers a corresponding amount. If any Settling Lender makes available to the Administrative Agent such amount on a date after such Settlement Date, such Settling Lender shall pay to the Administrative Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, times (b) the amount of such Settlement Amount, times (c) a fraction, the numerator of which is the number of days that elapse from and including such Settlement Date to the date on which the amount of such Settlement Amount shall become immediately available to the Administrative Agent, and the denominator of which is 360. A statement of the Administrative Agent submitted to such Settling Lender with respect to any amounts owing under this Section 2.9.2 shall be prima facie evidence of the amount due and owing to the Administrative Agent by such Settling Lender. If such Settling Lender's Settlement Amount is not made available to the Administrative Agent by such Settling Lender within three (3) Business Days following such Settlement Date, the Administrative Agent shall be entitled to recover such amount from the Borrowers on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans as of such Settlement Date.

            2.9.3. NO EFFECT ON OTHER LENDERS. The failure or refusal of any Settling Lender to make available to the Administrative Agent at the aforesaid time and place on any Settlement Date the amount of such Settling Lender's Settlement Amount shall not (a) relieve any other Settling Lender from its several obligations hereunder to make available to the Administrative Agent the amount of such other Settling Lender's Settlement Amount or (b) impose upon any Lender, other than the Settling Lender so failing or refusing, any liability with respect to such failure or refusal or otherwise increase the Commitment of such other Lender.

            3. REPAYMENT OF THE REVOLVING CREDIT LOANS.

      3.1. MATURITY. The Borrowers promise to pay on the Revolving Credit Loan Maturity Date, and there shall become absolutely due and payable on the Revolving Credit Loan Maturity Date, all of the Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

      3.2. MANDATORY REPAYMENTS OF REVOLVING CREDIT LOANS. If at any time the sum of the outstanding amount of the Revolving Credit Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the Total Revolving Credit Commitment at such time, then the Borrowers shall immediately pay the amount of such excess to the Administrative Agent for the respective accounts of the Lenders for application: first, to any Unpaid Reimbursement Obligations; second, to the Revolving Credit Loans made pursuant to Section 2.6.2; third, to the other Revolving Credit Loans; and fourth, to provide to the Administrative Agent cash collateral for Reimbursement Obligations pursuant to Section 6.2(b) and (c). Each payment of any Unpaid Reimbursement Obligations or prepayment of Revolving Credit Loans shall be allocated among the Lenders, in proportion, as nearly as practicable, to each Unpaid Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Lender's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion. In addition, the Borrowers shall repay the Revolving Credit Loans in accordance with Section 5.3.4.

      3.3. OPTIONAL REPAYMENTS OF REVOLVING CREDIT LOANS. The Borrowers shall have the right, at their election, to repay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium, provided that any full or partial prepayment of the outstanding amount of any LIBOR Rate Loans pursuant to this Section 3.3 may be made only on the last day of the Interest Period relating thereto. The Borrowers shall give the Administrative Agent, (a) no later than 11:00 a.m., Hartford time, on the date of any proposed prepayment of Base Rate Loans pursuant to this Section 3.3 and
(b) not less than three (3) LIBOR Business Days prior to any proposed prepayment of any LIBOR Rate Loans pursuant to this Section 3.3, prior written notice of such proposed prepayment, in each case specifying the proposed date of prepayment of Revolving Credit Loans and the principal amount to be prepaid. Each such partial prepayment of the Revolving Credit Loans shall be in an integral multiple of $100,000, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrowers, first to the principal of Base Rate Loans and then to the principal of LIBOR Rate Loans. Each partial prepayment shall be allocated among the Lenders, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Lender's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

                        4. THE ACQUISITION LOAN FACILITY.

      4.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, each of the Lenders severally agrees to make the Acquisition Loans to the Borrowers in Acquisition Advances during the Disbursement Period as set forth in Section 4.6 below at any one time equal to such Lender's Commitment in respect of Acquisition Loans; provided that the sum of the outstanding amount (after giving effect to all amounts requested) of the Acquisition Loans shall not at any time exceed the Total Acquisition Loan Commitment. The Acquisition Loans shall be made pro rata in accordance with each Lender's Commitment Percentage. Each request for an Acquisition Loan hereunder shall constitute a representation and warranty by the Borrowers that the conditions set forth in Section 13 and Section 14, in the case of the initial Acquisition Loans to be made on the Closing Date, and Section 14, in the case of all other Acquisition Loans, have been satisfied on the date of such request.

      4.2. ACQUISITION LOAN COMMITMENT FEE. The Borrowers agree to pay to the Administrative Agent for the accounts of the Lenders in accordance with their respective Commitment Percentages a commitment fee (the "Acquisition Loan Commitment Fee") calculated at the rate of one-quarter of one percent (0.25%) per annum on the average daily amount during each calendar quarter or portion thereof from the date hereof to the Acquisition Loan Termination Date by which the Total Acquisition Loan Commitment exceeds the outstanding amount of Acquisition Loans during such calendar quarter. The Acquisition Loan Commitment Fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Acquisition Loan Termination Date or any earlier date on which the Commitments in respect of Acquisition Loans shall terminate.

      4.3. REDUCTION OF TOTAL ACQUISITION LOAN COMMITMENT. The Borrowers shall have the right at any time and from time to time upon five (5) Business Days prior written notice to the Administrative Agent to reduce by $250,000 or an integral multiple thereof or to terminate entirely the Total Acquisition Loan Commitment, whereupon the Commitments of the Lenders in respect of Acquisition Loans shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrowers delivered pursuant to this Section 4.3, the Administrative Agent will notify the Lenders of the substance thereof. Upon the effective date of any such reduction or termination, the Borrowers shall pay to the Administrative Agent for the respective accounts of the Lenders the full amount of any Acquisition Loan Commitment Fee then accrued on the amount of the reduction. No reduction or termination of the Commitments in respect of Acquisition Loans may be reinstated. In addition, the Total Acquisition Loan Commitment shall be reduced in accordance with Section 5.3.4.

      4.4. THE ACQUISITION LOAN NOTES. The Acquisition Loans shall be evidenced by separate promissory notes of the Borrowers in substantially the form of Exhibit C hereto (each an "Acquisition Loan Note"), dated as of the Closing Date (or such other date on which a Lender may become a party hereto in accordance with Section 17 hereof) and completed with appropriate insertions. One Acquisition Note shall be payable to the order of each Lender in a principal amount equal to such Lender's Commitment in respect of Acquisition Loans or, if less, the outstanding amount of all Acquisition Loans made by such Lender, plus interest accrued thereon, as set forth below. The Borrowers irrevocably authorize each Lender to make or cause to be made, at or about the time of the Drawdown Date of any Acquisition Loan or at the time of receipt of any payment of principal on such Lender's Acquisition Loan Note, an appropriate notation on such Lender's Acquisition Note Record reflecting the making of such Acquisition Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Acquisition Loans set forth on such Lender's Acquisition Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender's Acquisition Note Record shall not limit or otherwise affect the joint and several obligations of the Borrowers hereunder or under any Acquisition Loan Note to make payments of principal of or interest on any Acquisition Loan Note when due.

      4.5. INTEREST ON ACQUISITION LOANS. Except as otherwise provided in
Section 7.11:

            (a) Each Acquisition Loan which is a Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Base Rate plus the Applicable Margin with respect to Base Rate Loans as in effect from time to time.

            (b) Each Acquisition Loan which is a LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the LIBOR Rate determined for such Interest Period plus the Applicable Margin with respect to LIBOR Rate Loans as in effect from time to time.

      The Borrowers promise to pay interest on each Acquisition Loan in arrears on each Interest Payment Date with respect thereto.

      4.6. REQUESTS FOR ACQUISITION LOANS. Acquisition Advances of principal of Acquisition Loans may be requested by the Borrowers during the period from the Closing Date through and including the Acquisition Loan Termination Date (the "Disbursement Period") on the following terms and conditions (each portion of the Acquisition Loan so advanced being an "Acquisition Advance"). The Borrowers shall give to the Administrative Agent and each Lender written notice in the form of a Loan Request (or telephonic notice confirmed in a written Loan Request) no less than (a) two (2) Business Days prior to the proposed Drawdown Date of any Base Rate Loan and (b) three (3) LIBOR Business Days prior to the proposed Drawdown Date of any LIBOR Rate Loan. Each such notice shall specify
(i) the principal amount of the Acquisition Advance requested, (ii) the proposed Drawdown Date of such Acquisition Advance, (iii) the Interest Period for such Acquisition Advance, (iv) the Type of such Acquisition Advance and (v) information sufficient for the Administrative Agent to determine whether the acquisition to be funded by the Acquisition Advance is a Permitted Acquisition. Promptly upon receipt of any such notice, the Administrative Agent shall notify each of the Lenders thereof. Each Loan Request shall be irrevocable and binding on the Borrowers and shall obligate the Borrowers to accept the Acquisition Advance requested from the Lenders on the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate amount of $100,000 or an integral multiple thereof.

      4.7. FUNDS FOR ACQUISITION LOANS.

            4.7.1. FUNDING PROCEDURES. Not later than 11:00 a.m. (Hartford time) on the proposed Drawdown Date of any Acquisition Loans, each of the Lenders will make available to the Administrative Agent, at the Administrative Agent's Office, in immediately available funds, the amount of such Lender's Commitment Percentage of the amount of the requested Acquisition Loans. Upon receipt from each Lender of such amount, and upon receipt of the documents required by Sections 13 and 14 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Administrative Agent will make available to the Borrowers the aggregate amount of such Acquisition Loans made available to the Administrative Agent by the Lenders. The failure or refusal of any Lender to make available to the Administrative Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Acquisition Loans shall not (a) relieve any other Lender from its several obligation hereunder to make available to the Administrative Agent the amount of such other Lender's Commitment Percentage of any requested Acquisition Loans or (b) impose upon any Lender, other than the Lender so failing or refusing, any liability with respect to such failure or refusal or otherwise increase the Commitment of such other Lender.

            4.7.2. ACQUISITION ADVANCES BY ADMINISTRATIVE AGENT. The Administrative Agent may, unless notified to the contrary by any Lender prior to a Drawdown Date, assume that such Lender has made available to the Administrative Agent on such Drawdown Date the amount of such Lender's Commitment Percentage of the Acquisition Loans to be made on such Drawdown Date, and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrowers a corresponding amount. If any Lender makes available to the Administrative Agent such amount on a date after such Drawdown Date and the Administrative Agent shall have made such amount available to Borrowers, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, times (b) the amount of such Lender's Commitment Percentage of such Acquisition Loans, times (c) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date or such later date that the Administrative Agent shall have made such amount available to Borrowers to the date on which the amount of such Lender's Commitment Percentage of such Acquisition Loans shall become immediately available to the Administrative Agent, and the denominator of which is 360. A statement of the Administrative Agent submitted to such Lender with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Administrative Agent by such Lender. If the amount of such Lender's Commitment Percentage of such Acquisition Loans is not made available to the Administrative Agent by such Lender within three
      (3) Business Days following such Drawdown Date, the Administrative Agent shall be entitled to recover such amount from the Borrowers on demand, with interest thereon at the rate per annum applicable to the Acquisition Loans made on such Drawdown Date. The failure or refusal of any Lender to make available to the Administrative Agent at the aforesaid time and place on any Drawdown Date the amount of such Lender's Acquisition Loan shall not (a) relieve any other Lender from its several obligations hereunder to make available to the Administrative Agent the amount of such other Lender's Acquisition Loan or (b) impose upon any Lender, other than the Lender so failing or refusing, any liability with respect to such failure or refusal or otherwise increase the Commitment of such other Lender.

            4.7.3. NOTIFICATION BY BORROWERS. The Borrowers shall notify the Administrative Agent, such notice to be irrevocable, at least three (3) LIBOR Business Days prior to the Drawdown Date of any Acquisition Loan if all or any portion of such Acquisition Loan is to bear interest with reference to the LIBOR Rate. After any Acquisition Loan has been made, the provisions of Section 2.7 shall apply mutatis mutandis with respect to all or any portion of the Acquisition Loan so that the Borrowers may have the same interest rate options with respect to all or any portion of the Acquisition Loan as it would be entitled to with respect to the Revolving Credit Loans.

      4.8. REPAYMENTS AND PREPAYMENTS OF ACQUISITION LOANS.

            4.8.1. REPAYMENT. On each Tranche Ending Date and on each earlier date on which the aggregate amount of Acquisition Advances outstanding is $2,000,000 or more and the Borrowers have provided to the Administrative Agent (no later than ten (10) Business Days prior to the first payment date) notice stating that the Borrowers elect to pay all Acquisition Advances made to the Borrowers between the Closing Date (or, if there was a previous Tranche Ending Date as to which a Payment Schedule Election Notice was given, from such prior Tranche Ending Date) and the date of such notice in installments (any such notice being a "Payment Schedule Election Notice"), then the amount of Acquisition Advances outstanding which have not previously become Section 4.8.1 Acquisition Loans pursuant to this Section 4.8.1 shall become loans (each a "Section 4.8.1 Acquisition Loan"), the principal of which is payable by the Borrowers in sixty (60) consecutive equal monthly installments which shall be payable on the first Business Day of each calendar month, commencing on the first Business Day of the first month that begins after such Tranche Ending Date, with a final payment of the full amount of the remaining balance of the Section 4.8.1 Acquisition Loans on the date that the sixtieth (60th) installment is payable under this Section 4.8.1. Any Payment Schedule Election Notice that is given under this Section 4.8.1 shall be irrevocable. As used herein, a "Tranche Ending Date" means any of the following dates: April 5, 2006, April 5, 2007 and April 5, 2008 and any other date designated by the Borrowers in a Payment Schedule Election Notice; provided that if on April 5, 2006 or April 5, 2007, the amount of Acquisition Advances outstanding is less than $2,000,000, then such Tranche Ending Date shall be extended to the earlier of (x) the first date thereafter that the aggregate amount of Acquisition Advances outstanding is at least $2,000,000 and (y) April 5, 2008. The amount of Acquisition Advances which are converted into Section 4.8.1 Acquisition Loans may not be reborrowed.

            4.8.2. PREPAYMENT. Regardless of whether any Payment Schedule Election Notice is given by the Borrowers, the Borrowers shall have the right, at their election, to prepay the outstanding amount of the Acquisition Loans, as a whole or in part, at any time without penalty or premium, provided that (a) all prepayments of LIBOR Rate Loans prior to the end of the Interest Period relating thereto shall obligate the Borrowers to pay the amounts required by Section 7.10 hereof with respect to such LIBOR Rate Loans, and

      (b) each prepayment that is made after any Acquisition Advances have been converted to term loans in accordance with Section 4.8.1 shall be applied in inverse order of maturity to the last installments that are payable hereunder. If more than one installment is due on a due date with respect to which a prepayment is being applied hereunder, then the prepayment will be applied ratably to each such installment that is payable on that date. The Borrowers shall give the Administrative Agent, no later than 12:00 Noon, Hartford, Connecticut time, at least one (1) Business Day prior written notice of any proposed prepayment pursuant to this Section 4.8.2 of Base Rate Loans, and at least three (3) LIBOR Business Days prior written notice of any proposed prepayment pursuant to this Section 4.8.2 of LIBOR Rate Loans, in each case specifying the proposed date of prepayment and the principal amount to be prepaid. Each such partial prepayment of the Acquisition Loans consisting of (i) Base Rate Loans shall be in an integral multiple of $100,000 and (ii) LIBOR Rate Loans shall be in an integral multiple of $100,000. Subject to the foregoing, each prepayment of Acquisition Loans shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrowers, first to the principal of Base Rate Loans and then to the principal of LIBOR Rate Loans. Each partial prepayment shall be allocated among the Lenders in proportion, as nearly as practicable, to the respective unpaid principal amount of each Lender's Acquisition Loans, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion. No amount of any Acquisition Loan which is prepaid may be reborrowed.

                                5. THE TERM LOAN.

      5.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, each Lender agrees to lend to the Borrowers on the Closing Date the amount of its Commitment Percentage of the principal amount of $28,000,000.

      5.2. THE TERM NOTES. The Term Loan shall be evidenced by separate promissory notes of the Borrowers in substantially the form of Exhibit D hereto (each a "Term Note"), dated the Closing Date (or such other date on which a Lender may become a party hereto in accordance with Section 17 hereof) and completed with appropriate insertions. One Term Note shall be payable to the order of each Lender in a principal amount equal to such Lender's Commitment Percentage of the Term Loan and representing the joint and several obligations of the Borrowers to pay to such Lender such principal amount or, if less, the then outstanding amount of such Lender's Commitment Percentage of the Term Loan, plus interest accrued thereon, as set forth below. The Borrowers irrevocably authorize each Lender to make or cause to be made a notation on such Lender's Term Note Record reflecting the original principal amount of such Lender's Commitment Percentage of the Term Loan and, at or about the time of such Lender's receipt of any principal payment on such Lender's Term Note, an appropriate notation on such Lender's Term Note Record reflecting such payment. The aggregate unpaid amount set forth on such Lender's Term Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender's Term Note Record shall not affect the obligations of the Borrowers hereunder or under any Term Note to make payments of principal of and interest on any Term Note when due.

      5.3. MANDATORY PREPAYMENT OF TERM LOANS.

            5.3.1. SCHEDULE OF INSTALLMENT PAYMENTS OF PRINCIPAL OF TERM LOAN. The Borrowers jointly and severally promise to pay to the Administrative Agent for the account of the Lenders the principal amount of the Term Loan
      in eighty-four (84) consecutive monthly payments in an amount equal to the amount set forth in the table below opposite the period containing the date of such payment, such payments to be due and payable on the fifth day of each month ending within any period set forth below in the table in the amount set forth opposite such period in the table below, commencing on May 5, 2005, with a final payment on the Term Loan Maturity Date in an amount equal to the unpaid balance of the Term Loan.

                PERIOD                      AMOUNT OF PAYMENT
-------------------------------------       -----------------
May 5, 2005 through and including May          $250,000.00
4, 2006

May 5, 2006 through and including May          $270,833.33
4, 2007

May 5, 2007 through and including May          $312,500.00
4, 2008

May 5, 2008 through and including May          $333,333.33
4, 2009

May 5, 2009 through and including May          $375,000.00
4, 2010

May 5, 2010 through and including May          $395,833.33
4, 2011

May 5, 2011 through and including May          $395,833.33
4, 2012

            5.3.2. EXCESS CASH FLOW RECAPTURE. For each fiscal year of the Borrower ending on or after October 31, 2005, the Borrowers shall make a prepayment of the Loans in an amount equal to fifty percent (50%) of Consolidated Excess Cash Flow for such fiscal year, such mandatory prepayment to be due and payable on the date one hundred (100) days after the end of each such fiscal year and to be applied in the manner set forth in Section 5.3.4.

            5.3.3. PROCEEDS OF CERTAIN EVENTS. Concurrently with the receipt by either Borrower or any Subsidiary of:

            (a) Net Cash Sale Proceeds from Asset Sales;

            (b) Net Cash Equity Issuance Proceeds with respect to any Equity Issuance by either Borrower or any of its Subsidiaries;

            (c) Net Cash Indebtedness Issuance Proceeds (other than Excluded Indebtedness) with respect to any Indebtedness Issuance by either Borrower or any of its Subsidiaries; or

            (d) proceeds in excess of $250,000 in the aggregate received from Casualty Events by either Borrower or any of its Subsidiaries which have not been committed (as evidenced by a binding written contract) by such Borrower or such Subsidiary within ninety (90) days of receipt of such proceeds to the repair or replacement of the property so damaged, destroyed or taken, or, if so committed, such repair or replacement of the property so damaged, destroyed or taken shall have not commenced within ninety (90) days of receipt of such proceeds pursuant to such binding written contract (provided, however, if a Default or Event of Default has occurred and is continuing, such proceeds shall be immediately paid to the Administrative Agent); the Borrowers shall pay to the Administrative Agent for the respective accounts of the Lenders an amount equal to one hundred percent (100%) of such proceeds, to be applied in the manner set forth in
      Section 5.3.4.

            5.3.4. APPLICATION OF PAYMENTS. All payments made pursuant to
      Section 5.3.2 or Section 5.3.3 shall be applied first against the remaining scheduled installments of principal on the Term Loan in the inverse order of maturity, second against the remaining scheduled installments of principal on the Acquisition Loan in the inverse order of maturity, third, if there are no scheduled installments of principal outstanding on the Acquisition Loan, then to reduce the outstanding amount of the Acquisition Loans and to permanently reduce the Total Acquisition Loan Commitment by such amount, and, if there are no outstanding amounts owed on the Acquisition Loans, then first to reduce the outstanding amount of the Revolving Credit Loans made pursuant to Section 2.6.2 and second to reduce the outstanding amount of all other Revolving Credit Loans both of which shall permanently reduce the Total Revolving Credit Commitment by such amount. Such mandatory prepayments shall be allocated among the Lenders in proportion, as nearly as practicable, to the respective outstanding amounts of each Lender's Notes, with adjustments to the extent practicable to equalize any prior prepayments not exactly in proportion. No amounts repaid pursuant to this Section 5.3 may be reborrowed.

      5.4. OPTIONAL PREPAYMENT OF TERM LOAN. The Borrowers shall have the right at any time to prepay the Term Notes on or before the Term Loan Maturity Date, as a whole, or in part, upon not less than three (3) Business Days prior written notice to the Administrative Agent, without premium or penalty, provided that
(a) each partial prepayment shall be in the principal amount of $250,000 or an integral multiple thereof, (b) no portion of the Term Loan bearing interest with reference to the LIBOR Rate may be prepaid pursuant to this Section 5.4 except on the last day of the Interest Period relating thereto, and (c) each partial prepayment shall be allocated among the Lenders, in proportion, as nearly as practicable, to the respective outstanding amount of each Lender's Term Note, with adjustments to the extent practicable to equalize any prior prepayments not exactly in proportion. Any prepayment of principal of the Term Loan shall include all interest accrued to the date of prepayment and shall be applied against the scheduled installments of principal due on the Term Loan in the inverse order of maturity. No amount repaid with respect to the Term Loan may be reborrowed.

      5.5. INTEREST ON TERM LOAN.

            5.5.1. INTEREST RATES. Except as otherwise provided in Section 7.11, the Term Loan shall bear interest during each Interest Period relating to all or any portion of the Term Loan at the following rates:

            (a) To the extent that all or any portion of the Term Loan bears interest during such Interest Period at the Base Rate, the Term Loan or such portion shall bear interest during such Interest Period at the rate per annum equal to the Base Rate plus the Applicable Margin with respect to Base Rate Loans as in effect from time to time.

            (b) To the extent that all or any portion of the Term Loan bears interest during such Interest Period with reference to the LIBOR Rate, the Term Loan or such portion shall bear interest during such Interest Period at the rate per annum equal to the LIBOR Rate determined for such Interest Period plus the Applicable Margin with respect to LIBOR Rate Loans as in effect from time to time.

      The Borrowers promise to pay interest on the Term Loan or any portion thereof outstanding during each Interest Period in arrears on each Interest Payment Date applicable to such Interest Period.

            5.5.2. NOTIFICATION BY BORROWERS. The Borrowers shall notify the Administrative Agent, such notice to be irrevocable, at least four (4) LIBOR Business Days prior to the Drawdown Date of the Term Loan if all or any portion of the Term Loan in excess of the Minimum One Month LIBOR Amount is to bear interest with reference to the LIBOR Rate. After the Term Loan has been made, the provisions of Section 2.7 shall apply mutatis mutandis with respect to all or any portion of the Term Loan so that the Borrowers may have the same interest rate options with respect to all or any portion of the Term Loan as it would be entitled to with respect to the Revolving Credit Loans; provided, that an amount equal to the Minimum One Month LIBOR Amount shall at all times be LIBOR Rate Loans with Interest Periods of one month, except to the extent that this Credit Agreement provides (other than by request of the Borrowers) for such Loans to become Base Rate Loans, and the Borrowers shall not have the right to request Interest Periods other than one month with respect to the Minimum One Month LIBOR Amount.

            5.5.3. AMOUNTS, ETC. Any portion of the Term Loan bearing interest with reference to the LIBOR Rate relating to any Interest Period shall be in the amount of $250,000 or an integral multiple thereof. No Interest Period relating to the Term Loan or any portion thereof bearing interest with reference to the LIBOR Rate shall extend beyond the date on which a regularly scheduled installment payment of the principal of the Term Loan is to be made unless a portion of the Term Loan at least equal to such installment payment has an Interest Period ending on such date or is then bearing interest at the Base Rate.

                              6. LETTERS OF CREDIT.

      6.1. LETTER OF CREDIT COMMITMENTS.

            6.1.1. COMMITMENT TO ISSUE LETTERS OF CREDIT. Subject to the terms and conditions hereof and the execution and delivery by a Borrower of a letter of credit application on the Administrative Agent's customary form (a "Letter of Credit Application"), the Administrative Agent on behalf of the Lenders and in reliance upon the agreement of the Lenders set forth in Section 6.1.4 and upon the representations and warranties of the Borrowers contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Borrowers one or more standby letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by either Borrower and agreed to by the Administrative Agent; provided, however, that, after giving effect to such request, (a) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed the Total Revolving Credit Commitment at any one time and
      (b) the sum of (i) the Maximum Drawing Amount on all Letters of Credit,
      (ii) all Unpaid Reimbursement Obligations, and (iii) the amount of all Revolving Credit Loans outstanding shall not exceed the Total Revolving Credit Commitment at such time. The parties hereto hereby acknowledge and agree that the letters of credit issued by Webster Bank, National Association and identified on Schedule 6.1.1 hereto with a maximum aggregate drawing amount of $1,202,144.00 (collectively, the "Existing Letters of Credit") shall, on the Closing Date, become Letters of Credit hereunder and shall be subject to the conditions hereunder and any reference in this Article 6 to the Administrative Agent in its capacity as an issuer of Letters of Credit shall automatically include Webster Bank, National Association with respect to the Existing Letters of Credit, as applicable, provided that the parties hereto hereby agree that such Existing Letters of Credit shall not be amended, or renewed or continued by Webster Bank, National Association on the expiration date thereof, without the prior written consent of the Borrowers and the Administrative Agent.

            6.1.2. LETTER OF CREDIT APPLICATIONS. Each Letter of Credit Application shall be completed to the satisfaction of the Administrative Agent. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

            6.1.3. TERMS OF LETTERS OF CREDIT. Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (a) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (b) have an expiry date no later than the date which is fourteen (14) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, forty-five (45) days) prior to the Revolving Credit Loan Maturity Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Administrative Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit (the "Uniform Customs") or, in the case of a standby Letter of Credit, either the Uniform Customs or the International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, or any successor code of standby letter of credit practices among banks adopted by the Administrative Agent in the ordinary course of its business as a standby letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

            6.1.4. REIMBURSEMENT OBLIGATIONS OF LENDERS. Each Lender severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Lender's Commitment Percentage, to reimburse the Administrative Agent on demand for the amount of each draft paid by the Administrative Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Borrowers pursuant to Section 6.2 (such agreement for a Lender being called herein the "Letter of Credit Participation" of such Lender).

            6.1.5. PARTICIPATIONS OF LENDERS. Each such payment made by a Lender shall be treated as the purchase by such Lender of a participating interest in the Borrowers' Reimbursement Obligation under Section 6.2 in an amount equal to such payment. Each Lender shall share in accordance with its participating interest in any interest which accrues pursuant to
      Section 6.2.

      6.2. REIMBURSEMENT OBLIGATIONS OF THE BORROWERS. In order to induce the Administrative Agent to issue, extend and renew each Letter of Credit and the Lenders to participate therein, the Borrowers hereby jointly and severally agree to reimburse or pay to the Administrative Agent, for the account of the Administrative Agent or (as the case may be) the Lenders, with respect to each Letter of Credit issued, extended or renewed by the Administrative Agent hereunder,

            (a) except as otherwise expressly provided in Section 6.2(b) and
      (c), on each date that any draft presented under such Letter of Credit is honored by the Administrative Agent, or the Administrative Agent otherwise makes a payment with respect thereto, (i) the amount paid by the Administrative Agent under or with respect to such Letter of Credit, and
      (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Administrative Agent or any Lender in connection with any payment made by the Administrative Agent or any Lender under, or with respect to, such Letter of Credit,

            (b) upon the reduction (but not termination) of the Total Revolving Credit Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Administrative Agent for the benefit of the Lenders and the Administrative Agent as cash collateral for all Reimbursement Obligations, and

            (c) upon the termination of the Total Revolving Credit Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with Section 15, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Administrative Agent for the benefit of the Lenders and the Administrative Agent as cash collateral for all Reimbursement Obligations.

Each such payment shall be made to the Administrative Agent at the Administrative Agent's Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrowers under this Section 6.2 at any time from the date such amounts become due and payable (whether as stated in this Section 6.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Administrative Agent on demand at the rate specified in Section 7.11 for overdue principal on the Revolving Credit Loans.

      6.3. LETTER OF CREDIT PAYMENTS. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Administrative Agent shall notify the Borrowers of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrowers fail to reimburse the Administrative Agent as provided in Section
6.2 on or before the date that such draft is paid or other payment is made by the Administrative Agent, the Administrative Agent may at any time thereafter notify the Lenders of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Hartford time) on the Business Day next following the receipt of such notice, each Lender shall make available to the Administrative Agent, at the Administrative Agent's Office, in immediately available funds, such Lender's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (a) the average, computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, times (b) the amount equal to such Lender's Commitment Percentage of such Unpaid Reimbursement Obligation, times (c) a fraction, the numerator of which is the number of days that elapse from and including the date the Administrative Agent paid the draft presented for honor or otherwise made payment to the date on which such Lender's Commitment Percentage of such Unpaid Reimbursement Obligation shall become immediately available to the Administrative Agent, and the denominator of which is 360. The responsibility of the Administrative Agent to the Borrowers and the Lenders shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

      6.4. OBLIGATIONS ABSOLUTE. The Borrowers' joint and several obligations under this Section 6 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrowers may have or have had against the Administrative Agent, any Lender or any beneficiary of a Letter of Credit. The Borrowers further agree with the Administrative Agent and the Lenders that the Administrative Agent and the Lenders shall not be responsible for, and the Borrowers' Reimbursement Obligations under Section 6.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrowers, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrowers against the beneficiary of any Letter of Credit or any such transferee. The Administrative Agent and the Lenders shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrowers agree that any action taken or omitted by the Administrative Agent or any Lender under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrowers and shall not result in any liability on the part of the Administrative Agent or any Lender to the Borrowers. However, the foregoing shall not excuse the Administrative Agent from liability to Borrowers to the extent of any damages suffered by Borrowers that are caused by Administrative Agent's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of such Letter of Credit.

      6.5. RELIANCE BY ISSUER. To the extent not inconsistent with Section 6.4, the Administrative Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. To the extent not inconsistent with this Credit Agreement, the Administrative Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement with respect to any Letter of Credit unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in so acting, or in refraining from so acting, under this Credit Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of the Revolving Credit Notes or of a Letter of Credit Participation.

      6.6. LETTER OF CREDIT FEE. The Borrowers shall pay a fee (a "Letter of Credit Fee") to the Administrative Agent, for the accounts of the Lenders in accordance with their respective Commitment Percentages, in respect of each Letter of Credit (other than the Existing Letters of Credit), for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum in an amount equal to the Applicable Margin for Letter of Credit Fees per annum with respect to Letter of Credit Fees of the available amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on the first Business Day of each calendar quarter and on the first Business Day on or after the termination of the Total Revolving Credit Commitment upon which no Letters of Credit remain outstanding. In respect of each Letter of Credit, the Borrowers shall also pay to the Administrative Agent for the Administrative Agent's own account, at such other time or times as such charges are customarily made by the Administrative Agent, the Administrative Agent's customary issuance, amendment, negotiation or document examination and other administrative fees as in effect from time to time.

                         7. CERTAIN GENERAL PROVISIONS.

      7.1. CLOSING FEES. The Borrowers agree to pay to the Administrative Agent on the Closing Date the balance of the unpaid closing fee (the "Closing Fee") as set forth in the Fee Letter.

      7.2. ADMINISTRATIVE AGENT'S FEE. The Borrowers shall pay to the Administrative Agent an Administrative Agent's fee (the "Administrative Agent's Fee") as set forth in the Fee Letter.

      7.3. FUNDS FOR PAYMENTS.

            7.3.1. PAYMENTS TO ADMINISTRATIVE AGENT. All payments of principal, interest, Reimbursement Obligations, Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made on the due date thereof to the Administrative Agent in Dollars, for the respective accounts of the Lenders and the Administrative Agent, at the Administrative Agent's Office or at such other place that the Administrative Agent may from time to time designate, in each case at or about 11:00 a.m. (Hartford, Connecticut, time or other local time at the place of payment) and in immediately available funds.

            7.3.2. NO OFFSET, ETC. All payments by the Borrowers hereunder and under any of the other Loan Documents shall be made without recoupment, setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrowers are compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrowers with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrowers will pay to the Administrative Agent, for the account of the Lenders or (as the case may be) the Administrative Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lenders or the Administrative Agent to receive the same net amount which the Lenders or the Administrative Agent would have received on such due date had no such obligation been imposed upon the Borrowers. The Borrowers will deliver promptly to the Administrative Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrowers hereunder or under such other Loan Document.

      7.4. COMPUTATIONS. All computations of interest for Base Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of interest on the Loans and of Fees shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to LIBOR Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Revolving Credit Note Records, Acquisition Note Records and the Term Note Records from time to time shall be considered correct and binding on the Borrowers, absent manifest error.

      7.5. INABILITY TO DETERMINE LIBOR RATE. In the event, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, the Administrative Agent shall determine that (a) adequate and reasonable methods do not exist for ascertaining the LIBOR Rate that would otherwise determine the rate of interest to be applicable to any LIBOR Rate Loan during any Interest Period or (b) the LIBOR Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to the Lenders of making or maintaining their LIBOR Rate Loans during such period, the Administrative Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrowers and the Lenders) to the Borrowers and the Lenders. In such event (i) any Loan Request or Conversion Request with respect to LIBOR Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (ii) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (iii) the obligations of the Lenders to make LIBOR Rate Loans shall be suspended until the Administrative Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Administrative Agent shall so notify the Borrowers and the Lenders.

      7.6. ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful for any Lender to make or maintain LIBOR Rate Loans, such Lender shall forthwith give notice of such circumstances to the Borrowers and the other Lenders and thereupon (a) the commitment of such Lender to make LIBOR Rate Loans or convert Base Rate Loans to LIBOR Rate Loans shall forthwith be suspended and (b) such Lender's Revolving Credit Loans then outstanding as LIBOR Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law. The Borrowers hereby agree promptly to pay the Administrative Agent for the account of such Lender, upon demand by such Lender, any additional amounts necessary to compensate such Lender for any costs incurred by such Lender in making any conversion in accordance with this Section 7.6, including any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder.

      7.7. ADDITIONAL COSTS, ETC. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and applicable interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender or the Administrative Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

            (a) subject any Lender or the Administrative Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, such Lender's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Lender or the Administrative Agent), or

            (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Lender of the principal of or the interest on any Loans or any other amounts payable to any Lender or the Administrative Agent under this Credit Agreement or any of the other Loan Documents, or

            (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Lender, or

            (d) impose on any Lender or the Administrative Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Loans, such Lender's Commitment, or any class of loans, letters of credit or commitments of which any of the Loans or such Lender's Commitment forms a part, and the result of any of the foregoing is

                  (i) to increase the cost to any Lender of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Lender's Commitment or any Letter of Credit, or

                  (ii) to reduce the amount of principal, interest,
            Reimbursement Obligation or other amount payable to such Lender or the Administrative Agent hereunder on account of such Lender's Commitment, any Letter of Credit or any of the Loans, or

                  (iii) to require such Lender or the Administrative Agent to make any payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or the Administrative Agent from the Borrowers hereunder, then, and in each such case, the Borrowers will, upon demand made by such Lender or (as the case may be) the Administrative Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or the Administrative Agent such additional amounts as will be sufficient to compensate such Lender or the Administrative Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum.

      7.8. CAPITAL ADEQUACY. If after the date hereof any Lender or the Administrative Agent determines that (a) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a Governmental Authority with appropriate jurisdiction, or (b) compliance by such Lender or the Administrative Agent or any corporation controlling such Lender or the Administrative Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Lender's or the Administrative Agent's commitment with respect to any Loans to a level below that which such Lender or the Administrative Agent could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or the Administrative Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Lender or (as the case may be) the Administrative Agent to be material, then such Lender or the Administrative Agent may notify the Borrowers of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrowers and such Lender shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrowers receive such notice, an adjustment payable hereunder that will adequately compensate such Lender in light of these circumstances. If the Borrowers and such Lender are unable to agree to such adjustment within thirty (30) days of the date on which the Borrowers receive such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in such Lender's reasonable determination, provide adequate compensation. Each Lender shall allocate such cost increases among its customers in good faith and on an equitable basis.

      7.9. CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to Sections 7.7 or 7.8 and a brief explanation of such amounts which are due, submitted by any Lender or the Administrative Agent to the Borrowers, shall be conclusive, absent manifest error, that such amounts are due and owing.

      7.10. INDEMNITY. Each of the Borrowers agree to jointly and severally indemnify each Lender and to hold each Lender harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Lender may sustain or incur as a consequence of (a) default by the Borrowers in payment of the principal amount of or any interest on any LIBOR Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its LIBOR Rate Loans, (b) default by the Borrowers in making a borrowing or conversion into a LIBOR Rate Loan after a Borrower has given (or is deemed to have given) a Loan Request, notice (in the case of all or any portion of the Term Loan pursuant to Section 5.5.2) or a Conversion Request relating thereto in accordance with Section 2.6, Section 2.7, Section 4.6, Section 4.7.3, or Section 5.5 or (c) the making of any payment of a LIBOR Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain any such Loans.

      7.11. INTEREST AFTER DEFAULT.

            7.11.1. OVERDUE AMOUNTS. Overdue principal and (to the extent permitted by applicable law) overdue interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to two percent (2.0%) above the rate of interest then applicable thereto (or, if no rate of interest is then applicable thereto, the Base Rate) until such amount shall be paid in full (after as well as before judgment).

            7.11.2. AMOUNTS NOT OVERDUE. During the continuance of a Default or an Event of Default the principal of the Loans not overdue shall, until such Default or Event of Default has been cured or remedied or such Default or Event of Default has been waived by the Required Lenders pursuant to Section 18.12, bear interest at a rate per annum equal to the greater of (a) two percent (2.0%) above the rate of interest otherwise applicable to such Loans and (b) the rate of interest applicable to overdue principal pursuant to Section 7.11.1.

      7.12. CONCERNING JOINT AND SEVERAL LIABILITY OF THE BORROWERS.

            (a) Each of the Borrowers is accepting joint and several liability hereunder with respect to the Loans, the Letters of Credit and the other Obligations in consideration of the financial accommodations to be provided by the Administrative Agent and Lenders under this Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each of the Borrowers to accept joint and several liability for the obligations of each of them in respect of such Obligations.

            (b) Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with each other Borrower, with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all of the Obligations shall be the joint and several obligations of the Borrowers without preferences or distinction among them, whether such Loans were made or Letters of Credit issued before, on or after the Closing Date.

            (c) If and to the extent that either of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or shall fail to perform any of such Obligations in accordance with the terms thereof, then in each such event each other Borrower will make such payment with respect to, or perform, such Obligation.

            (d) The obligations of each Borrower under the provisions of this
      Section 7.12 constitute the absolute and unconditional obligations of such Borrower enforceable against it to the full extent permitted under the terms hereof, irrespective of the validity, regularity or enforceability of this Credit Agreement or any of the other Loan Documents or any other circumstance whatsoever

            (e) Each Borrower hereby waives notice of acceptance of its joint and several liability, notice of the Loans made under this Credit Agreement, notice of the issuance of any Letter of Credit, notice of the occurrence of any Default or Event of Default (except as otherwise expressly provided for herein), or of any demand for any payment under this Credit Agreement or any of the other Loan Documents, notice of any action (except as otherwise provided for herein) at any time taken or omitted by the Administrative Agent or any Lender under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, all demands, notices and other formalities of every kind (except as otherwise provided for herein) in connection with this Credit Agreement or any of the other Loan Documents. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Administrative Agent or any Lender at any time or times in respect of any default by either Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Credit Agreement or any of the other Loan Documents, any and all other indulgences whatsoever by the Administrative Agent or any Lender in respect of any of the obligations hereunder or under the other Loan Documents, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such obligations or the addition, substitution or release, in whole or in part, of either Borrower. Without limiting the generality of the foregoing, each Borrower assents to the extent permitted by applicable law to any other action or delay in acting or failure to act on the part of the Administrative Agent or any Lender including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 7.12, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its Obligations hereunder, it being the intention of each Borrower that, so long as any of the Obligations remain unsatisfied, the Obligations of such Borrower hereunder shall not be discharged except by performance and then only to the extent of such performance. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of either Borrower, the Administrative Agent or any Lender. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of either of the Borrowers, or otherwise, the provisions of this Section 7.12 will forthwith be reinstated in effect, as though such payment had not been made.

                             8. COLLATERAL SECURITY.

      8.1. SECURITY OF BORROWERS. The Obligations shall be secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets of the Borrowers (other than those assets excluded under Section 2.3 of the Security Agreement), whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which the Borrowers are a party.

                       9. REPRESENTATIONS AND WARRANTIES.

      Each of the Borrowers represents and warrants to the Lenders and the Administrative Agent as follows:

      9.1. CORPORATE AUTHORITY.

            9.1.1. INCORPORATION; ORGANIZATION; GOOD STANDING. Each of the Borrowers and their Subsidiaries (a) is a corporation (or similar business entity) duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, (b) has all requisite corporate (or the equivalent company) power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing as a foreign corporation (or similar business entity) and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a Material Adverse Effect.

            9.1.2. AUTHORIZATION. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which either Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (a) are within the corporate (or the equivalent company) authority of such Person, (b) have been duly authorized by all necessary corporate (or the equivalent company) proceedings, (c) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which either Borrower or any of its Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrowers or any of their Subsidiaries and (d) do not conflict with any provision of the Governing Documents of, or any agreement or other instrument binding upon, either Borrower or any of its Subsidiaries.

            9.1.3. ENFORCEABILITY. The execution and delivery of this Credit Agreement and the other Loan Documents to which either Borrower or any of its Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

      9.2. GOVERNMENTAL APPROVALS. The execution, delivery and performance by the Borrowers and any of their Subsidiaries of this Credit Agreement and the other Loan Documents to which either Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

      9.3. TITLE TO PROPERTIES; LEASES. Except as indicated on Schedule 9.3 hereto, the Borrowers and their Subsidiaries own (or with respect to property leased under a Capitalized Lease, have a leasehold interest in) all of the assets reflected in the consolidated balance sheet of Holdings and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no Liens or other rights of others, except Permitted Liens.

      9.4. FINANCIAL STATEMENTS AND PROJECTIONS.

            9.4.1. FISCAL YEAR. Holdings and each of its Subsidiaries has a fiscal year which is the twelve months ending on October 31 of each calendar year.

            9.4.2. FINANCIAL STATEMENTS. There has been furnished to each of the Lenders a consolidated balance sheet of Holdings and its Subsidiaries as at the Balance Sheet Date, and a consolidated statement of income of Holdings and its Subsidiaries for the fiscal year then ended, certified by Deloitte & Touche LLP. Such balance sheet and statement of income have been prepared in accordance with GAAP and fairly present in all material respects the financial condition of Holdings and its Subsidiaries as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of Holdings or any of its Subsidiaries as of such date involving material amounts which are required by GAAP to be disclosed, any of which were not disclosed in such balance sheet and the notes related thereto.

            9.4.3. PROJECTIONS. The projections of the annual operating budgets of Holdings and its Subsidiaries on a consolidated basis, balance sheets and cash flow statements for the 2005 to 2007 fiscal years, copies of which have been delivered to each Lender prior to the date hereof are based upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of the Borrowers and their Subsidiaries of the results of operations and other information projected therein. To the knowledge of the Borrowers as of Closing Date no facts exist that (individually or in the aggregate) would result in any material adverse change in any of such projections. It is understood that nothing contained in this section shall constitute a representation or warranty that such future financial performance or results of operations will be achieved.

      9.5. NO MATERIAL ADVERSE CHANGES, ETC. Since the Balance Sheet Date there has been no event or occurrence which has had or could reasonably be expected to have a Material Adverse Effect. Since the Balance Sheet Date, neither Borrower has made any Restricted Payment except for the payment by Holdings to the Seller Subordinated Debt Holders on the Closing Date in an aggregate amount equal to $3,600,000.

      9.6. FRANCHISES, PATENTS, COPYRIGHTS, ETC. The Borrowers and each of their Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, necessary for the conduct of its business substantially as now conducted without known conflict with any rights of others.

      9.7. LITIGATION. Except as set forth in Schedule 9.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or, to the knowledge of Borrowers, threatened against either Borrower or any of its Subsidiaries before any Governmental Authority, that, (a) if adversely determined, might, either in any case or in the aggregate, (i) have a Material Adverse Effect or (ii) materially impair the right of the Borrowers and their Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of Holdings and its Subsidiaries, or (b) which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

      9.8. NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither Borrower nor any of their Subsidiaries is subject to any Governing Document or other legal restriction, or any judgment, decree, order, law, statute, rule or regulation that has or is reasonably expected in the future to have a Material Adverse Effect. Neither Borrower nor any of their Subsidiaries is a party to any contract or agreement that has had or could reasonably be expected to have any Material Adverse Effect.

      9.9. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. Neither of the Borrowers nor any of their Subsidiaries is in violation of any provision of its Governing Documents, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or have a Material Adverse Effect.

      9.10. TAX STATUS. The Borrowers and their Subsidiaries (a) have made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject,
(b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the Borrowers do not know of any basis for any such claim.

      9.11. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

      9.12. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. Neither Borrower nor any of their Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

      9.13. ABSENCE OF FINANCING STATEMENTS, ETC. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future Lien on any assets or property of the Borrowers or any of their Subsidiaries or any rights relating thereto, except with respect to those Liens securing the obligations of the Borrowers to Webster Bank, National Association and the other lenders party to the Amended and Restated Loan Agreement among the Borrowers, Webster Bank, National Association and the other lenders party thereto (the "Webster Loan") to be paid off from the proceeds of the Loans and which Liens are to be released on or about the Closing Date.

      9.14. PERFECTION OF SECURITY INTEREST. All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary, under applicable law, to establish and perfect the Administrative Agent's security interest in the Collateral. The Collateral and the Administrative Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrowers are the owners of the Collateral free from any Lien, except for Permitted Liens.

      9.15. CERTAIN TRANSACTIONS. Except as set forth on Schedule 9.15 attached hereto, none of the officers, directors, or employees of either Borrower or any of its Subsidiaries or any of the Bakers or any entity which is an Affiliate of any of the Bakers is presently a party to any transaction with either Borrower or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrowers, any corporation, limited liability company, partnership, trust or other entity in which any officer, member, manager, director, or any such employee has a substantial interest or is an officer, member, manager, director, trustee or partner.

      9.16. EMPLOYEE BENEFIT PLANS.

            9.16.1. IN GENERAL. Each Employee Benefit Plan and each Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other persons handling plan funds as required by Section 412 of ERISA. The Borrowers have heretofore delivered to the Administrative Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under Section 103(d) of ERISA, with respect to each Guaranteed Pension Plan.

            9.16.2. TERMINABILITY OF WELFARE PLANS. No Employee Benefit Plan, which is an employee welfare benefit plan within the meaning of Section 3(1) or Section 3(2)(B) of ERISA, provides benefit coverage subsequent to termination of employment, except as required by Title I, Part 6 of ERISA or the applicable state insurance laws. The Borrowers may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrowers without liability to any Person other than for claims arising prior to termination.

            9.16.3. GUARANTEED PENSION PLANS. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of Section 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan, and neither Borrower nor any ERISA Affiliate is obligated to or has posted security in connection with an amendment to a Guaranteed Pension Plan pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrowers or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event (other than an ERISA Reportable Event as to which the requirement of 30 days notice has been waived), or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of Section 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

            9.16.4. MULTIEMPLOYER PLANS. Neither Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. Neither Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of
      Section 4241 or Section 4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

      9.17. USE OF PROCEEDS.

            9.17.1. GENERAL. The proceeds of the Revolving Credit Loans and the Term Loan shall be used (a) to refinance all of the Borrowers' outstanding Indebtedness owing under the Webster Loan (b) to repay a portion of the Seller Subordinated Debt on the Closing Date in the aggregate amount of $3,600,000 and (c) for working capital and general corporate purposes. The proceeds of the Acquisition Loans shall be used solely to finance Permitted Acquisitions and no proceeds of the Term Loan shall be used to finance any Permitted Acquisition. The Borrowers will obtain Letters of Credit solely for general corporate purposes.

            9.17.2. REGULATIONS U AND X. No portion of any Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

            9.17.3. INELIGIBLE SECURITIES. No portion of the proceeds of any Loans is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of knowingly purchasing, or providing credit support for the purchase of, during the underwriting or placement period or within thirty (30) days thereafter, any Ineligible Securities underwritten or privately placed by a Financial Affiliate.

      9.18. ENVIRONMENTAL COMPLIANCE. The Borrowers have determined that:

            (a) neither Borrower, nor any of their Subsidiaries nor any of their operations on the Real Estate is in violation, or, to the knowledge of Borrowers, alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state, local or foreign law, statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation could reasonably be expected to have a material adverse effect on the environment or a Material Adverse Effect;

            (b) neither Borrower nor any of their Subsidiaries has received notice from any third party including, without limitation, any Governmental Authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a Governmental Authority has conducted or has ordered that either Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

            (c) except as set forth on Schedule 9.18 attached hereto: (i) no portion of the Real Estate has been used by Borrowers for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate; (ii) in the course of any activities conducted by the Borrowers or their Subsidiaries, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws; (iii) while the Borrowers have been leasing the Real Estate there have been no releases (i.e. any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the Real Estate of either Borrower or its Subsidiaries in violation of applicable Environmental Law, which releases could reasonably be expected to have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment; (iv) to the Borrowers' knowledge, there have been no releases in violation of applicable Environmental Law on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which could reasonably be expected to have a material adverse effect on the value of, the Real Estate; and (v) in addition, any Hazardous Substances that have been generated on any of the Real Estate while the Borrowers have been leasing the Real Estate have been transported offsite only by carriers having an identification number issued by the EPA (or the equivalent thereof in any foreign jurisdiction), treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrowers' knowledge, operating in compliance with such permits and applicable Environmental Laws; and

            (d) neither Borrower, nor any of their Subsidiaries nor any of the Real Estate is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any Governmental Authority or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording of any mortgage or to the effectiveness of any other transactions contemplated hereby.

      9.19. SUBSIDIARIES, ETC. Crystal Rock is the only Subsidiary of Holdings and Crystal Rock has no Subsidiaries. Except as set forth on Schedule 9.19 hereto, neither Borrower nor any Subsidiary of either Borrower is engaged in any joint venture or partnership with any other Person. The jurisdiction of incorporation/formation and principal place of business of each Subsidiary of the Borrowers is listed on Schedule 9.19 hereto.

      9.20. BANK ACCOUNTS. Schedule 9.20 sets forth the account numbers and location of all bank accounts of the Borrowers and their Subsidiaries.

      9.21. DISCLOSURE. Neither this Credit Agreement nor any of the other Loan Documents contains any untrue statement of a material fact or omits to state a material fact (known to the Borrowers or any of their Subsidiaries in the case of any document or information not furnished by them or any of their Subsidiaries) necessary in order to make the statements herein or therein not misleading in light of the circumstances under which they were made. There is no fact known to the Borrowers or any of their Subsidiaries that has not been disclosed in writing to Administrative Agent which has had or could reasonably be expected to have a Material Adverse Effect, or which could reasonably be expected to have in the future a Material Adverse Effect, exclusive of effects resulting from changes in general economic conditions, legal standards or regulatory conditions.

      9.22. FOREIGN ASSETS CONTROL REGULATIONS, ETC. None of the requesting or borrowing of the Loans, the requesting or issuance, extension or renewal of any Letters of Credit or the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. Section 1 et seq., as amended) (the "Trading With the Enemy Act") or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the "Foreign Assets Control Regulations") or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the "Executive Order") and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)). Furthermore, neither Borrower nor any of their Subsidiaries or other Affiliates (a) is or will become a "blocked person" as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such "blocked person".

      9.23. EMPLOYMENT CONTRACTS. Neither Borrower nor any of their Subsidiaries is a party to any employment agreement or other compensation agreement with any member of Senior Management other than the Senior Management Employment Agreements.

                           10. AFFIRMATIVE COVENANTS.

      Each of the Borrowers covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Lender has any obligation to make any Loans or the Administrative Agent has any obligation to issue, extend or renew any Letters of Credit:

      10.1. PUNCTUAL PAYMENT. The Borrowers will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, the Letter of Credit Fees, the commitment fees, the Administrative Agent's fee and all other amounts provided for in this Credit Agreement and the other Loan Documents to which either Borrower or any of its Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

      10.2. MAINTENANCE OF OFFICE. Each of the Borrowers will maintain its chief executive office in 45 Krupp Drive, Williston, Vermont, or at such other place in the United States of America as such Borrower shall designate upon written notice to the Administrative Agent, where notices, presentations and demands to or upon such Borrower in respect of the Loan Documents to which such Borrower is a party may be given or made.

      10.3. RECORDS AND ACCOUNTS. Each of the Borrowers will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP,
(b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves, and
(c) at all times engage Deloitte & Touche, LLP or other independent certified public accountants reasonably satisfactory to the Administrative Agent as the independent certified public accountants of the Borrowers and their Subsidiaries and will not permit more than thirty (30) days to elapse between the cessation of such firm's (or any successor firm's) engagement as the independent certified public accountants of the Borrowers and their Subsidiaries and the appointment in such capacity of a successor firm as shall be satisfactory to the Administrative Agent.

      10.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrowers will deliver to each of the Lenders:

            (a) as soon as practicable, but in any event not later than ninety
      (90) days after the end of each fiscal year of the Borrowers, the consolidated balance sheet of Holdings and its Subsidiaries and the consolidating balance sheet of Holdings and its Subsidiaries, each as at the end of such year, and the related consolidated statement of income or operations and consolidated statement of cash flows and consolidating statement of income or operations and consolidating statement of cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated and consolidating statements to be in reasonable detail, prepared in accordance with GAAP, and certified, without qualification and without an expression of uncertainty as to the ability of the Borrowers or any of their Subsidiaries to continue as going concerns, by Deloitte & Touche, LLP or by other independent certified public accountants satisfactory to the Administrative Agent, together with (i) a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to the Lenders for failure to obtain knowledge of any Default or Event of Default; and
      (ii) a copy of their accountants' management letter for such fiscal year;

            (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters of the Borrowers, copies of the unaudited consolidated balance sheet of Holdings and its Subsidiaries and the unaudited consolidating balance sheet of Holdings and its Subsidiaries, each as at the end of such quarter, and the related consolidated statement of income or operations and consolidated statement of cash flows and consolidating statement of income or operations and consolidating statement of cash flows for the portion of Holdings's fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the principal financial or accounting officers of the Borrowers that the information contained in such financial statements fairly presents in all material respects the financial position of the Borrowers and their Subsidiaries on the date thereof (subject to year-end adjustments);

            (c) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officers of the Borrowers in substantially the form of Exhibit E hereto (a "Compliance Certificate") and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 12 and (if applicable) reconciliations to reflect changes in GAAP since the Balance Sheet Date;

            (d) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Borrowers;

            (e) as soon as available and in no event later than December 15th of each fiscal year of Holdings, financial projections of Holdings and its Subsidiaries for the then current fiscal year (on a quarter-by-quarter basis), including (i) statements of forecasted consolidated income or operations and cash flows for Holdings and its Subsidiaries for each fiscal quarter in the next fiscal year and a forecasted consolidated balance sheet of Holdings and its Subsidiaries as of the last day of each fiscal quarter in such next fiscal year, and (ii) statements of forecasted consolidated income or operations and cash flows for Holdings and its Subsidiaries for the following fiscal year and a forecasted consolidated balance sheet of Holdings and its Subsidiaries as of the last day of the following fiscal year, together (in the case of clauses (i) and (ii)) with supporting assumptions which were reasonable when made, all prepared in good faith in reasonable detail and consistent with Holdings's past practices in preparing projections and otherwise reasonably satisfactory in scope to the Administrative Agent; and

            (f) from time to time such other financial data and information as the Administrative Agent or any Lender may reasonably request.

      10.5. NOTICES.

            10.5.1. DEFAULTS. Each of the Borrowers will promptly notify the Administrative Agent and each of the Lenders in writing of the occurrence of any Default or Event of Default, together with a reasonably detailed description thereof, and the actions the Borrowers propose to take with respect thereto. If any Person shall give any written notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which either Borrower or any of its Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, the Borrowers shall forthwith give written notice thereof to the Administrative Agent and each of the Lenders, describing the notice or action and the nature of the claimed default.

            10.5.2. ENVIRONMENTAL EVENTS. Each of the Borrowers will promptly give notice to the Administrative Agent and each of the Lenders (a) of any violation of any Environmental Law that either Borrower or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any Governmental Authority that could reasonably be expected to have a Material Adverse Effect and (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

            10.5.3. NOTIFICATION OF CLAIM AGAINST COLLATERAL. Each of the Borrowers will, immediately upon becoming aware thereof, notify the Administrative Agent and each of the Lenders in writing of any setoff, claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses to which any of the Collateral, or the Administrative Agent's rights with respect to the Collateral, are subject.

            10.5.4. NOTICE OF LITIGATION AND JUDGMENTS. Each of the Borrowers will, and will cause each of its Subsidiaries to, give notice to the Administrative Agent and each of the Lenders in writing within fifteen
      (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting either Borrower or any of its Subsidiaries or to which either Borrower or any of its Subsidiaries is or becomes a party involving an uninsured claim against either Borrower or any of its Subsidiaries that could, if adversely determined, reasonably be expected to have a Material Adverse Effect and stating the nature and status of such litigation or proceedings. Each of the Borrowers will, and will cause each of its Subsidiaries to, give notice to the Administrative Agent and each of the Lenders, in writing, in form and detail satisfactory to the Administrative Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against either Borrower or any of its Subsidiaries in an amount in excess of $175,000.

            10.5.5. MATERIAL AGREEMENTS. Each of the Borrowers will, immediately upon becoming aware thereof, notify the Administrative Agent and each of the Lenders in writing of any event which constitutes a material default by any Person or any of its Subsidiaries under any Material Agreement and will immediately forward to the Administrative Agent and each of the Lenders copies of any communication received by such Person from any party thereto claiming any such default under any Material

      Agreement. In addition, if either Borrower or any of their Subsidiaries enters into any amendment of any Material Agreement in any material respect, the Borrowers shall immediately provide the Administrative Agent with copies of such amendment.

      10.6. EXISTENCE; MAINTENANCE OF PROPERTIES. Each of the Borrowers will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, rights and franchises and those of its Subsidiaries. Each of the Borrowers (a) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear and obsolescence excepted) and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrowers may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this Section 10.6 shall prevent either Borrower from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of such Borrower, desirable in the conduct of its or their business and that do not in the aggregate have a Material Adverse Effect.

      10.7. INSURANCE. Each of the Borrowers will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and in accordance with the terms of the Security Agreement.

      10.8. TAXES. Each of the Borrowers will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its Real Estate, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a Lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if either Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that each Borrower and each Subsidiary of the Borrowers will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any Lien that may have attached as security therefor.

      10.9. INSPECTION OF PROPERTIES AND BOOKS, ETC.

            10.9.1. GENERAL. Each of the Borrowers shall permit the Lenders, through the Administrative Agent or any of the Lenders' other designated representatives, to visit and inspect during normal business hours any of the properties of the Borrowers or any of their Subsidiaries, to examine the books of account of the Borrowers and their Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrowers and their Subsidiaries with, and to be advised as to the same by, their officers, all at such reasonable times and intervals as the Administrative Agent or any Lender may reasonably request and at the expense of the Borrowers.

            10.9.2. COMMUNICATIONS WITH ACCOUNTANTS. Each of the Borrowers authorizes the Administrative Agent and the Lenders to communicate directly with the Borrowers' independent certified public accountants and authorizes such accountants to disclose to the Administrative Agent and the Lenders any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Borrowers or any of their Subsidiaries. At the request of the Administrative Agent, the Borrowers shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this
      Section 10.9.2.

      10.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. Each of the Borrowers will, and will cause each of its Subsidiaries to, comply with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (b) the provisions of its Governing Documents, (c) all agreements and instruments by which it or any of its properties may be bound and
(d) all applicable decrees, orders, and judgments, except in each case where the failure to do so would not have a Material Adverse Effect. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrowers or any of their Subsidiaries may fulfill any of their obligations hereunder or any of the other Loan Documents to which either Borrower or such Subsidiary is a party, each of the Borrowers will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of the Borrowers or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Administrative Agent and the Lenders with evidence thereof.

      10.11. EMPLOYEE BENEFIT PLANS. Each of the Borrowers will (a) promptly upon filing the same with the Department of Labor or Internal Revenue Service upon request of the Administrative Agent, furnish to the Administrative Agent a copy of the most recent actuarial statement required to be submitted under
Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (b) promptly upon receipt or dispatch, furnish to the Administrative Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Sections 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a
Multiemployer Plan, under Sections 4041A, 4202, 4219, 4242, or 4245 of ERISA.

      10.12. USE OF PROCEEDS. The Borrowers will use the proceeds of the Loans and obtain Letters of Credit solely for the purposes set forth in Section 9.17.1.

      10.13. MORTGAGED PROPERTY. If, after the Closing Date, either Borrower or any of its Subsidiaries acquires Real Estate used as a manufacturing or warehouse facility, the Borrowers shall, or shall cause such Subsidiary to, forthwith deliver to the Administrative Agent a fully executed mortgage or deed of trust over such Real Estate, in form and substance satisfactory to the Administrative Agent, together with title insurance policies, surveys, evidences of insurance with the Administrative Agent named as loss payee and additional insured, legal opinions and other documents and certificates with respect to such Real Estate as is reasonably requested by the Administrative Agent. Each of the Borrowers further agrees that, following the taking of such actions with respect to such Real Estate, the Administrative Agent shall have for the benefit of the Lenders and the Administrative Agent a valid and enforceable first priority mortgage or deed of trust over such Real Estate, free and clear of all Liens except for Permitted Liens.

      10.14. BANK ACCOUNTS. Each of the Borrowers will, and will cause each of its Subsidiaries to, maintain all of their primary depository accounts with the Administrative Agent within sixty (60) days of the Closing Date, and each of the Borrowers will, and will cause each of its Subsidiaries to, together with the employees, agents and other Persons acting on behalf of the Borrowers or such Subsidiary who receive such payments, receive and hold in trust for the Administrative Agent and the Lenders all payments constituting proceeds of Accounts Receivable or other Collateral which come into their possession or under their control and, immediately upon receipt thereof, deposit such payments in the form received, with any appropriate endorsements, in one of the accounts designated as a central depository account on Schedule 9.20.

      10.15. INTEREST RATE PROTECTION. The Borrowers will, not later than thirty
(30) days after the Closing Date, purchase an interest cap or swap or effect other interest rate protection arrangements in a minimum aggregate amount of not less than seventy-five percent (75%) of the outstanding principal amount of the Term Loan for a period of not less than seven (7) years and on other terms and conditions satisfactory to the Administrative Agent.

      10.16. WATER CONTRACTS AND LICENSES. Each of the Borrowers will, and will cause each of its Subsidiaries to, at least ten (10) days prior to entering into any material contract or license agreement by either Borrower or any of its Subsidiaries relating to the supply of water to either Borrower or any of its Subsidiaries, deliver to Administrative Agent notice of such intended action and a complete copy of such contract or license agreement. All such contracts and license agreements shall specifically state that they are assignable to the Administrative Agent as security for the Obligations and the Borrowers shall take all steps necessary to complete such assignment to Administrative Agent, including, without limitation, the execution and delivery to Administrative Agent of an assignment of such contract or license agreement in form and content satisfactory to Administrative Agent.

      10.17. CLEAN DOWN. The Borrowers will cause the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested but exclusive of any Letters of Credit outstanding) to be equal to or less than the Clean Down Amount for a period of at least thirty (30) consecutive days during the consecutive twelve (12) month periods ending on each day while the Total Revolving Credit Commitment is in effect, commencing with the twelve (12) month period ending on the first anniversary of the Closing Date.

      10.18. ADDITIONAL SUBSIDIARIES. The Borrowers shall not create any Subsidiary (other than Subsidiaries existing on the Closing Date and disclosed in Section 9.19 hereto) unless (a) one hundred percent (100%) of the Capital Stock of such Subsidiary is owned by the Borrowers, (b) prior to the formation of such Subsidiary, the Borrowers shall notify the Administrative Agent and the Lenders thereof, and (c) contemporaneously with the formation of such Subsidiary, the Borrowers shall (i) cause such Subsidiary to guaranty all of the Obligations hereunder pursuant to a guaranty in form and substance satisfactory to the Administrative Agent, which such guaranty shall be a Security Document hereunder, (ii) cause such Subsidiary to take all steps as may be necessary or advisable in the opinion of the Administrative Agent to grant to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, a first priority (subject only to Permitted Liens), perfected security interest in its assets which would be deemed Collateral pursuant to the Security Documents as collateral security for such guaranty, pursuant to security documents, mortgages, pledges and other documents in form and substance satisfactory to the Administrative Agent, each of which documents shall be Security Documents hereunder, (iii) deliver to the Administrative Agent and the Lenders appropriate corporate (or other applicable entity) backup documentation and one or more legal opinions, in each case, in form and substance satisfactory to the Administrative Agent, as to each such guaranty and grant of security interest, where applicable, and (iv) provide the Administrative Agent with an updated Schedule 9. 19 hereto.

      10.19. FURTHER ASSURANCES. Each of the Borrowers will, and will cause each of its Subsidiaries to, cooperate with the Lenders and the Administrative Agent and execute such further instruments and documents as the Lenders or the Administrative Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

                        11. CERTAIN NEGATIVE COVENANTS.

      Each of the Borrowers covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Lender has any obligation to make any Loans or the Administrative Agent has any obligations to issue, extend or renew any Letters of Credit:

      11.1. RESTRICTIONS ON INDEBTEDNESS. Neither Borrower will, nor will it permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

            (a) Indebtedness to the Lenders and the Administrative Agent arising under any of the Loan Documents;

            (b) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

            (c) Subordinated Debt;

            (d) Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property by either Borrower or such Subsidiary or under any Capitalized Lease, provided that the aggregate principal amount of such Indebtedness of the Borrowers and their Subsidiaries shall not exceed the aggregate amount of $1,000,000 at any one time;

            (e) Indebtedness in respect of Hedging Agreements;

            (f) Indebtedness existing on the date hereof and listed and described on Schedule 11.1 hereto; and.

            (g) Indebtedness owing by Subsidiaries of the Borrowers to a Borrower, or by one Borrower to the other Borrower, so long as the Investment corresponding to such Indebtedness is permitted pursuant to
      Section 11.3(h).

      11.2. RESTRICTIONS ON LIENS.

            11.2.1. PERMITTED LIENS. Neither Borrower will, nor will it permit any of its Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any Lien upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) sell, assign, pledge or otherwise transfer any "receivables" as defined in clause (g) of the definition of the term "Indebtedness," with or without recourse; provided that either Borrower or any of its Subsidiaries may create or incur or suffer to be created or incurred or to exist:

                  (i) Liens in favor of the Borrowers on all or part of the
            assets of Subsidiaries of the Borrowers securing Indebtedness owing by Subsidiaries of the Borrowers to the Borrowers;

                  (ii) Liens to secure taxes, assessments and other government charges in respect of obligations not overdue or Liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue or which are being contested in good faith by appropriate proceedings diligently conducted and as to which adequate reserves with respect thereto are maintained in accordance with GAAP;

                  (iii) deposits or pledges made in connection with, or to
            secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations or to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred, in each case, in the ordinary course of business;

                  (iv) Liens on properties in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which either Borrower or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                  (v) Liens of carriers, warehousemen, mechanics and
            materialmen, and other like Liens on properties, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

                  (vi) encumbrances on Real Estate consisting of easements,
            rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens and other minor Liens, provided that none of such Liens (A) interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrowers and their Subsidiaries, and (B) individually or in the aggregate have a Material Adverse Effect;

                  (vii) Liens existing on the date hereof and listed on Schedule
            11.2 hereto;

                  (viii) purchase money security interests in or purchase money mortgages on real or personal property acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by Section 11.1(d), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired; and

                  (ix) Liens in favor of the Administrative Agent for the
            benefit of the Lenders and the Administrative Agent under the Loan Documents and any Hedging Agreements.

            11.2.2. RESTRICTIONS ON UPSTREAM LIMITATIONS. Neither Borrower will, nor will it permit any of its Subsidiaries to enter into any agreement, contract or arrangement (excluding the Credit Agreement and the other Loan Documents) restricting the ability of any Subsidiary of the Borrowers to pay or make dividends or distributions in cash or kind to the Borrowers, to make loans, advances or other payments of whatsoever nature to the Borrowers, or to make transfers or distributions of all or any part of its assets to the Borrowers.

      11.3. RESTRICTIONS ON INVESTMENTS. Neither Borrower will, nor will it permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

            (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrowers;

            (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000;

            (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's, and not less than "A 1" if rated by S & P;

            (d) Investments existing on the date hereof and listed on Schedule
      11.3 hereto;

            (e) Investments by Holdings in Crystal Rock;

            (f) Investments consisting of promissory notes received as proceeds of asset dispositions permitted by Section 11.5.2;

            (g) Investments consisting of Permitted Acquisitions;

            (h) (i) Investments by the Borrowers in Subsidiaries that have guarantied the Obligations and otherwise complied with the provisions of
      Section 10.18 and (ii) Investments by one Borrower in another Borrower;
      and

            (i) Investments consisting of loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $100,000 in the aggregate at any time outstanding;

provided, however, that, with the exception of (x) demand deposits referred to in Section 11.3(b), (y) loans and advances referred to in Section 11.3(i) and
(z) other Investments having a fair market value of less than $50,000 individually and $150,000 in the aggregate for all of such other Investments in the aggregate, such Investments will be considered Investments permitted by this
Section 11.3 only if all actions have been taken to the satisfaction of the Administrative Agent to provide to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, a first priority perfected security interest in all of such Investments free of all Liens other than Permitted Liens.

      11.4. RESTRICTED PAYMENTS. Neither Borrower will make any Restricted Payments.

      11.5. MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS.

            11.5.1. MERGERS AND ACQUISITIONS. Neither Borrower will, nor will it permit any of its Subsidiaries to, become a party to any merger, amalgamation or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices) except (a) the merger or consolidation of one or more of the Subsidiaries of the Borrowers (other than Crystal Rock) with and into a Borrower, (b) the merger or consolidation of two or more Subsidiaries of the Borrowers (other than a merger involving Crystal Rock where Crystal Rock is not the surviving entity) or (c) Permitted Acquisitions.

            11.5.2. DISPOSITION OF ASSETS. Neither Borrower will, nor will it permit any of its Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than the sale of Excluded Assets.

      11.6. SALE AND LEASEBACK. Neither Borrower will, nor will it permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby either Borrower or any Subsidiary of either Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that either Borrower or any Subsidiary of either Borrower intends to use for substantially the same purpose as the property being sold or transferred.

      11.7. COMPLIANCE WITH ENVIRONMENTAL LAWS. Neither Borrower will, nor will it permit any of its Subsidiaries to, (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances in violation of applicable Environmental Laws, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances in violation of applicable Environmental Laws, (c) generate any Hazardous Substances on any of the Real Estate in violation of applicable Environmental Laws, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate in violation of applicable Environmental Laws or (e) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law.

      11.8. SUBORDINATED DEBT. Neither Borrower will, nor will it permit any of its Subsidiaries to, amend, supplement or otherwise modify the terms of any of the Subordinated Debt or prepay, redeem or repurchase any of the Subordinated Debt; provided that at any time or times after 18 months after the Closing Date the Borrowers shall be permitted to pay principal on

Seller Subordinated Debt in an amount for all such payments in the aggregate not to exceed $3,000,000 so long as (a) at the time of any such prepayment no Default or Event of Default is continuing or would result therefrom, (b) the Senior Leverage Ratio as of the end of the fiscal quarter of the Borrowers ended immediately preceding such prepayment is less than 2.00 to 1.0 (and the Lenders shall have received the financial statements for such fiscal quarter evidencing same) and (c) after giving effect to such payment the Senior Leverage Ratio is less than 2.25 to 1.0 calculated, as of the end of the immediately preceding fiscal quarter, on a pro forma basis as if such prepayment had been made on the last day of the immediately preceding fiscal quarter (and the Lenders shall have received the financial statements for such fiscal quarter evidencing same); and further provided that for purposes of determining compliance with Section 12.2 hereof any prepayment of Seller Subordinated Debt after the date hereof shall be deemed to be Consolidated Total Debt Service and shall be deemed to have been made on the last day of the fiscal quarter most recently ended prior to the date of such prepayment.

      11.9. EMPLOYEE BENEFIT PLANS. Neither Borrower nor any ERISA Affiliate will:

            (a) engage in any "prohibited transaction" within the meaning of
      Section 406 of ERISA or Section 4975 of the Code which could result in a material liability for either Borrower or any of its Subsidiaries; or

            (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived; or

            (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of either Borrower or any of its Subsidiaries pursuant to Section 302(f) or Section 4068 of ERISA; or

            (d) amend any Guaranteed Pension Plan in circumstances requiring the posting of security pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code; or

            (e) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

      11.10. BUSINESS ACTIVITIES. Neither Borrower will, nor will it permit any of its Subsidiaries to, engage directly or indirectly (whether through Subsidiaries or otherwise) in any type of business other than the businesses conducted by them on the Closing Date and in substantially related businesses.

      11.11. FISCAL YEAR. Neither Borrower will, nor will it permit any of it Subsidiaries to, change the date of the end of its fiscal year from that set forth in Section 9.4.1.

      11.12. TRANSACTIONS WITH AFFILIATES. Neither Borrower will, nor will it permit any of its Subsidiaries to, engage in any transaction with any Affiliate (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of the Borrowers, any corporation, limited liability company, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, member, manager, director, trustee or partner, on terms more favorable to such Person than would have been obtainable on an arm's-length basis in the ordinary course of business.

      11.13. BANK ACCOUNTS. Neither Borrower will, nor will it permit any of its Subsidiaries to, (a) violate directly or indirectly any agency account agreement or other bank agency or lock box agreement in favor of the Administrative Agent for the benefit of the Lenders and the Administrative Agent with respect to such account, or (b) deposit into any of the payroll accounts listed on Schedule 9.20 any amounts in excess of amounts necessary to pay current payroll obligations from such accounts.

      11.14. EMPLOYMENT CONTRACT AMENDMENTS. Neither Borrower will, nor will it permit any of its Subsidiaries to, (a) amend, supplement or otherwise modify in any material respect any of the terms, conditions or provisions of any of the Senior Management Employment Agreements without the prior written consent of the Required Lenders or (b) enter into any employment or other form of compensation agreement or arrangement with any member of Senior Management without the prior written consent of the Required Lenders.

                            12. FINANCIAL COVENANTS.

      Each of the Borrowers covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Lender has any obligation to make any Loans or the Administrative Agent has any obligation to issue, extend or renew any Letters of Credit:

      12.1. CONSOLIDATED ADJUSTED OPERATING CASH FLOW TO SENIOR DEBT SERVICE. The Borrowers will not permit the ratio of Consolidated Adjusted Operating Cash Flow (determined on a Pro Forma Basis, if applicable) for any Reference Period of the Borrowers ending on or after the Closing Date, to Consolidated Senior Debt Service (as determined on a Pro Forma Basis, if applicable) for such Reference Period, to be less than 1.25 to 1.0, determined as of the end of any fiscal quarter.

      12.2. CONSOLIDATED ADJUSTED OPERATING CASH FLOW TO TOTAL DEBT SERVICE. The Borrowers will not permit the ratio of Consolidated Adjusted Operating Cash Flow (determined on a Pro Forma Basis, if applicable) for any Reference Period of the Borrowers ending on or after the Closing Date, to Consolidated Total Debt Service (determined on a Pro Forma Basis, if applicable) for such Reference Period, to be less than 1.00 to 1.0, determined as of the end of any fiscal quarter.

      12.3. SENIOR FUNDED DEBT TO EBITDA. The Borrowers will not permit as of the end of any fiscal quarter the ratio of Senior Funded Debt outstanding as of such date to Consolidated Adjusted EBITDA (determined on a Pro Forma Basis, if applicable) for the most recently ended Reference Period as of such date (including, without limitation, a Reference Period ending on such date) to exceed the ratio in the table set forth below opposite the period in which such date falls:

         PERIOD                  RATIO
----------------------------   ---------
Closing Date through and       3.25:1.00
including October 30, 2005

October 31, 2005 through and   3.00:1.00
including January 30, 2006

January 31, 2006 through and   2.75:1.00
including July 30, 2006

July 31, 2006 and thereafter   2.50:1.00

                            13. CLOSING CONDITIONS.

      The obligations of the Lenders to make the initial Revolving Credit Loans, the initial Acquisition Loans and the Term Loan and of the Administrative Agent to issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent on or prior to April 8, 2005:

      13.1. LOAN DOCUMENTS ETC..

            13.1.1. LOAN DOCUMENTS. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Lenders. Each Lender shall have received a fully executed copy of each such document.

            13.1.2. SUBORDINATION DOCUMENTS. Each of the Subordination Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Lenders. Each Lender shall have received a fully executed copy of each such document.

      13.2. CERTIFIED COPIES OF GOVERNING DOCUMENTS. Each of the Lenders shall have received from each Borrower a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of its Governing Documents as in effect on such date of certification.

      13.3. CORPORATE OR OTHER ACTION. All corporate (or other) action necessary for the valid execution, delivery and performance by each Borrower of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Lenders shall have been provided to each of the Lenders.

      13.4. INCUMBENCY CERTIFICATE. Each of the Lenders shall have received from each Borrower an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Borrower, and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of each Borrower, each of the Loan Documents and Subordination Documents to which such Person is or is to become a party.

      13.5. VALIDITY OF LIENS. The Security Documents shall be effective to create in favor of the Administrative Agent a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in and Lien upon the Collateral and the Subordination Documents. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Administrative Agent to protect and preserve such security interests shall have been duly effected. The Administrative Agent shall have received evidence thereof in form and substance satisfactory to the Administrative Agent.

      13.6. PERFECTION CERTIFICATES AND UCC SEARCH RESULTS. The Administrative Agent shall have received from each of the Borrowers and each of their Subsidiaries a completed and fully executed Perfection Certificate and the results of UCC searches (and the equivalent thereof in all applicable foreign jurisdictions) with respect to the Collateral, indicating no Liens other than Permitted Liens and the Liens in connection with the Webster Loan (which are to be discharged on or about the Closing Date with the proceeds of the Loans) and otherwise in form and substance satisfactory to the Administrative Agent.

      13.7. LANDLORD CONSENTS. The Borrowers shall have delivered to the Administrative Agent all consents required for the Administrative Agent to receive, as part of the Security Documents.

      13.8. CERTIFICATES OF INSURANCE. The Administrative Agent shall have received (a) a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Agreement and (b) certified copies of all policies evidencing such insurance (or certificates therefore signed by the insurer or an agent authorized to bind the insurer).

      13.9. OPINIONS OF COUNSEL. Each of the Lenders and the Administrative Agent shall have received a favorable legal opinion addressed to the Lenders and the Administrative Agent, dated as of the Closing Date, in form and substance satisfactory to the Lenders and the Administrative Agent, from Cozen O'Connor, counsel to the Borrowers.

      13.10. PAYMENT OF FEES. The Borrowers shall have paid to the Lenders or the Administrative Agent, as appropriate, the Fees pursuant to Sections 6.6, 7.1 and 7.2.

      13.11. CAPITAL STRUCTURE. The Lenders shall be satisfied in all respects with the financial condition and capital structure of the Borrowers and their Subsidiaries and the Borrowers shall have $14,000,000 of Subordinated Debt outstanding.

      13.12. PAYOFF LETTER. The Administrative Agent shall have received a payoff letter from Webster Bank, National Bank, indicating the amount of the loan obligations of the Borrowers under the Webster Loan to be discharged on the Closing Date and an acknowledgment by Webster Bank, National Association, that upon receipt of such funds it will forthwith execute and deliver to the Administrative Agent for filing and authorize the Administrative Agent to file all termination statements and take such other actions as may be necessary to discharge all mortgages, deeds of trust and security interests granted by the Borrowers or any of their Subsidiaries in favor of Webster Bank, National Association.

      13.13. DISBURSEMENT INSTRUCTIONS. The Administrative Agent shall have received disbursement instructions from the Borrowers with respect to the proceeds of the Loans.

                        14. CONDITIONS TO ALL BORROWINGS.

      The obligations of the Lenders to make any Loan, including the Revolving Credit Loan, the Acquisition Loan and the Term Loan, and of the Administrative Agent to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

      14.1. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Each of the representations and warranties of any of the Borrowers and their Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

      14.2. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make such Loan or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Administrative Agent would make it illegal for the Administrative Agent to issue, extend or renew such Letter of Credit.

      14.3. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Lenders and to the Administrative Agent and the Lenders and the Administrative Agent shall have received all information and such counterpart originals or certified or other copies of such documents as the Administrative Agent may reasonably request.

                   15. EVENTS OF DEFAULT; ACCELERATION; ETC.

      15.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

            (a) either Borrower shall fail to pay any principal of the Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

            (b) either Borrower or any of its Subsidiaries shall fail to pay any interest on the Loans, any Fees, or other sums due hereunder or under any of the other Loan Documents or under any other document between any Lender and either Borrower or any of its Subsidiaries, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

            (c) either Borrower shall fail to comply with any of its covenants contained in Sections 10, 11 or 12;

            (d) either Borrower or any of its Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 15.1) for thirty (30) days after the earlier of (i) written notice of such failure has been given to the Borrowers by the Administrative Agent and (ii) any officer of either Borrower becoming aware of such failure;

            (e) any representation or warranty of either Borrower or any of its Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

            (f) either Borrower or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligations for borrowed money or credit received or in respect of any Capitalized Leases in each case, having an outstanding principal balance in excess of $175,000 in the aggregate, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases in each case, having an outstanding principal balance in excess of $175,000 in the aggregate, for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, or any such holder or holders shall rescind or shall have a right to rescind the purchase of any such obligations;

            (g) either Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of either Borrower or any of its Subsidiaries or of any substantial part of the assets of either Borrower or any of its Subsidiaries or shall commence any case or other proceeding relating to either Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against either Borrower or any of its Subsidiaries and such Borrower or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within forty-five (45) days following the filing thereof;

            (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating either Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of either Borrower or any Subsidiary of either Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

            (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, or upon which an execution shall be made, any final judgment against either Borrower or any of its Subsidiaries that, with other outstanding final judgments, undischarged, against the Borrowers or any of their Subsidiaries exceeds in the aggregate $175,000;

            (j) the holders of all or any part of the Subordinated Debt shall accelerate the maturity of all or any part of the Subordinated Debt, the Subordinated Debt shall be paid, prepaid, redeemed or repurchased in whole or in part or an offer to pay, prepay, redeem or repurchase the Subordinated Debt in whole or in part shall have been made other than as permitted by Section 11.8 hereof;

            (k) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded or the Administrative Agent's security interests, mortgages or liens in any of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Lenders, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of either Borrower or any of its Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

            (l) either Borrower or any ERISA Affiliate incurs any liability to the PBGC or a Guaranteed Pension Plan pursuant to Title IV of ERISA in an aggregate amount exceeding $175,000, or either Borrower or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $50,000, or any of the following occurs with respect to a Guaranteed Pension Plan: (i) an ERISA Reportable Event, or a failure to make a required installment or other payment (within the meaning of Section 302(f)(1) of ERISA), provided that the Administrative Agent determines in its reasonable discretion that such event (A) could reasonably be expected to result in liability of the Borrowers or any of their Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $100,000 and (B) could reasonably be expected to constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan or for the imposition of a lien in favor of such Guaranteed Pension Plan; or (ii) the appointment by a United States District Court of a trustee to administer such Guaranteed Pension Plan; or (iii) the institution by the PBGC of proceedings to terminate such Guaranteed Pension Plan;

            (m) either Borrower or any of its Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any Governmental Authority from conducting any material part of its business that has or could reasonably be expected to have a Material Adverse Effect and such order shall continue in effect for more than thirty (30) days;

            (n) there shall occur any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than fifteen
      (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of either Borrower or any of its Subsidiaries if such event or circumstance is not covered by business interruption insurance and could reasonably be expected to have a Material Adverse Effect;

            (o) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by either Borrower or any of its Subsidiaries if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect;

            (p) either Borrower or any of its Subsidiaries shall be indicted for a state or federal crime, or any civil or criminal action shall otherwise have been brought against either Borrower or any of its Subsidiaries, a punishment for which in any such case could reasonably be expected to have a Material Adverse Effect;

            (q) if either Borrower or any of their Subsidiaries shall be in default under any Material Agreement, or any of such Material Agreements shall have been terminated or not renewed;

            (r) if any of the Senior Management shall cease to be employed by, or otherwise fail to render services (as presently performed), for the Borrowers, and such individual shall not have been replaced by an individual or individuals, having appropriate experience and expertise (as reasonably determined by the Administrative Agent) within ninety (90) days of such member of Senior Management ceasing to perform such duties; or

            (s) a Change of Control shall occur;

then, and in any such event, so long as the same may be continuing, the Administrative Agent may, and upon the request of the Required Lenders shall, by notice in writing to the Borrowers declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; provided that in the event of any Event of Default specified in Sections 15.1(g), 15.1(h), 15.1(j) or 15.1(k), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Administrative Agent or any Lender.

      15.2. TERMINATION OF COMMITMENTS. If any one or more of the Events of Default specified in Section 15.1(g), Section 15.1(h), 15.1(j) or Section 15.1(k) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Lenders shall be relieved of all further obligations to make Loans to the Borrowers and the Administrative Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, or if on any Drawdown Date or other date for issuing, extending or renewing any Letter of Credit the conditions precedent to the making of the Loans to be made on such Drawdown Date or (as the case may be) to issuing, extending or renewing such Letter of Credit on such other date are not satisfied, the Administrative Agent may and, upon the request of the Required Lenders, shall, by notice to the Borrowers, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Lenders shall be relieved of all further obligations to make Loans and the Administrative Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve the Borrowers or any of their Subsidiaries of any of the Obligations.

      15.3. REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Loans pursuant to Section 15.1, each Lender, if owed any amount with respect to the Loans or the Reimbursement Obligations, may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Lender are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Lender. No remedy herein conferred upon any Lender or the Administrative Agent or the holder of any Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

      15.4. DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that, following the occurrence and during the continuance of any Default or Event of Default, the Administrative Agent or any Lender, as the case may be, receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

            (a) First, to the payment of, or (as the case may be) the reimbursement of the Administrative Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Administrative Agent in connection with the collection of such monies by the Administrative Agent, for the exercise, protection or enforcement by the Administrative Agent of all or any of the rights, remedies, powers and privileges of the Administrative Agent under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Administrative Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Administrative Agent to such monies;

            (b) Second, to all other Obligations in such order or preference as the Required Lenders may determine; provided, however, that (i) distributions shall be made (A) pari passu among Obligations with respect to the Administrative Agent's Fee and all other Obligations and (B) with respect to each type of Obligation owing to the Lenders, such as interest, principal, fees and expenses, among the Lenders pro rata, and (ii) the Administrative Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

            (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Lenders and the Administrative Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to Section 9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the State of New York; and

            (d) Fourth, the excess, if any, shall be returned to the Borrowers or to such other Persons as are entitled thereto.

                         16. THE ADMINISTRATIVE AGENT.

      16.1. AUTHORIZATION.

            (a) The Administrative Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Administrative Agent, together with such powers as are reasonably incident thereto, including the authority, without the necessity of any notice to or further consent of the Lenders, from time to time to take any action with respect to any Collateral or the Security Documents which may be necessary to perfect, maintain perfected or insure the priority of the security interest in and liens upon the Collateral granted pursuant to the Security Documents, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Administrative Agent.

            (b) The relationship between the Administrative Agent and each of the Lenders is that of an independent contractor. The use of the term "Administrative Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Administrative Agent and each of the Lenders. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Administrative Agent and any of the Lenders.

            (c) As an independent contractor empowered by the Lenders to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Administrative Agent is nevertheless a "representative" of the Lenders, as that term is defined in
      Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Lenders and the Administrative Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Administrative Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Lenders and the Administrative Agent.

      16.2. EMPLOYEES AND ADMINISTRATIVE AGENTS. The Administrative Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Administrative Agent may utilize the services of such Persons as the Administrative Agent in its sole discretion may reasonably determine, and, subject to the provisions of Section 18.2, all reasonable fees and expenses of any such Persons shall be paid by the Borrowers.

      16.3. NO LIABILITY. Neither the Administrative Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Administrative Agent or such other

Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

      16.4. NO REPRESENTATIONS.

            16.4.1. GENERAL. The Administrative Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrowers or any of their Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of the Borrowers or any of their Subsidiaries. The Administrative Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrowers or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Administrative Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the credit worthiness or financial conditions of the Borrowers or any of their Subsidiaries. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement. The Administrative Agent agrees to provide the Lenders with notice of (a) the acceleration of the Obligations and (b) the commencement of the exercise of remedies under the Loan Documents.

            16.4.2. CLOSING DOCUMENTATION, ETC. For purposes of determining compliance with the conditions set forth in Section 13, each Lender that has executed this Credit Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available, by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender, unless an officer of the Administrative Agent active upon the Borrowers' account shall have received notice from such Lender not less than three (3) Business Days prior to the Closing Date specifying such Lender's objection thereto and such objection shall not have been withdrawn by notice to the Administrative Agent to such effect on or prior to the Closing Date.

      16.5. PAYMENTS.

            16.5.1. PAYMENTS TO ADMINISTRATIVE AGENT. A payment by the Borrowers to the Administrative Agent hereunder or any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. The Administrative Agent agrees promptly to distribute to each Lender such Lender's pro rata share of payments received by the Administrative Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents.

            16.5.2. DISTRIBUTION BY ADMINISTRATIVE AGENT. If in the opinion of the Administrative Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

            16.5.3. DELINQUENT LENDERS. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Lender that fails (a) to make available to the Administrative Agent its pro rata share of any Loan or to purchase any Letter of Credit Participation or (b) to comply with the provisions of Section 18.1 with respect to making dispositions and arrangements with the other Lenders, where such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Lender") and shall be deemed a Delinquent Lender until such time as such delinquency is satisfied. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrowers, whether on account of outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Lenders for application to, and reduction of, their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. The Delinquent Lender hereby authorizes the Administrative Agent to distribute such payments to the nondelinquent Lenders in proportion to their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid Reimbursement Obligations of the nondelinquent Lenders, the Lenders' respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

      16.6. HOLDERS OF NOTES. The Administrative Agent may deem and treat the payee of any Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

      16.7. INDEMNITY. The Lenders ratably agree hereby to indemnify and hold harmless the Administrative Agent and its affiliates from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Administrative Agent or such affiliate has not been reimbursed by the Borrowers as required by
Section 18.2), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Administrative Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Administrative Agent's willful misconduct or gross negligence.

      16.8. ADMINISTRATIVE AGENT AS LENDER. In its individual capacity, Bank of America shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Administrative Agent.

      16.9. RESIGNATION. The Administrative Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Administrative Agent shall be reasonably acceptable to the Borrowers. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a financial institution having a rating of not less than A or its equivalent by S&P. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

             16.10. ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM.

            (a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial, administrative or like proceeding or any assignment for the benefit of creditors relative to either Borrower or any of its Subsidiaries, the Administrative Agent (irrespective of whether the principal of any Loan, Reimbursement Obligation or Unpaid Reimbursement Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding, under any such assignment or otherwise:

                  (i) to file and prove a claim for the whole amount of the
            principal and interest owing and unpaid in respect of the Loans, Reimbursement Obligations or Unpaid Reimbursement Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.2, 4.2, 6.6, 7.1, 7.2 and 18.2) allowed in such proceeding or under any such assignment; and

                  (ii) to collect and receive any monies or other property
            payable or deliverable on any such claims and to distribute the same;

            (b) Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding or under any such assignment is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, nevertheless to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.2, 4.2, 6.6, 7.1, 7.2 and 18.2.

            (c) Nothing contained herein shall authorize the Administrative Agent to consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations owed to such Lender or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding or under any such assignment.

                          17. SUCCESSORS AND ASSIGNS.

      17.1. GENERAL CONDITIONS. The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (a) to an Eligible Assignee in accordance with the provisions of Section 17.2, (b) by way of participation in accordance with the provisions of Section 17.4 or (c) by way of pledge or assignment of a security interest subject to the restrictions of
Section 17.6 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 17.4 and, to the extent expressly provided hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement or any of the other Loan Documents.

      17.2. ASSIGNMENTS. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that:

            (a) except in the cases of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or of an assignment to a Lender or a Lender Affiliate, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loan of the assigning Lender subject to each such assignment (determined as of the date on which the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed);

            (b) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Credit

      Agreement with respect to all of the Loans or the Commitments owned by the assignor, it being understood that non-pro rata assignments of or among any of the Commitments, the Revolving Credit Loans, the Acquisition Loans, the Reimbursement Obligations and the Term Loan are not permitted;

            (c) any assignment of a Commitment must be approved by the Administrative Agent (whether or not the proposed assignee is itself a Lender with a commitment or would otherwise qualify as an Eligible Assignee), which approval shall not be unreasonably withheld; and

            (d) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 17.3, from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Acceptance have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of (i) Sections 7.3.2, 7.7, 7.8, and
7.10 with respect to facts and circumstances occurring prior to the effective date of such assignment and (ii) Section 18.3 notwithstanding such assignment. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this paragraph shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 17.4.

      17.3. REGISTER. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent's Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

      17.4. PARTICIPATIONS. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (a) such Lender's obligations under this Credit Agreement shall remain unchanged, (b) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (c) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Lender as it relates to such Participant, reduce the amount of any Commitment Fee or Letter of Credit Fees to which such Participant is entitled or extend any regularly scheduled payment date for principal or interest. Subject to Section 17.5, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 7.3.2, 7.7, 7.8 and 7.10 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 17.2. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 17.1 as though it were a Lender, provided such Participant agrees to be subject to Section 18.1 as though it were a Lender.

      17.5. PAYMENTS TO PARTICIPANTS. A Participant shall not be entitled to receive any greater payment under Sections 7.3.2, 7.7 and 7.8 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers' prior written consent.

      17.6. MISCELLANEOUS ASSIGNMENT PROVISIONS. A Lender may at any time grant a security interest in all or any portion of its rights under this Credit Agreement to secure obligations of such Lender, including without limitation (a) any pledge or assignment to secure obligations to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C.
Section 341 and (b) with respect to any Lender that is a Fund, to any lender or any trustee for, or any other representative of, holders of obligations owed or securities issued by such Fund as security for such obligations or securities or any institutional custodian for such Fund or for such lender; provided that no such grant shall release such Lender from any of its obligations hereunder, provide any voting rights hereunder to the secured party thereof, substitute any such secured party for such Lender as a party hereto or affect any rights or obligations of the Borrowers or Administrative Agent hereunder.

      17.7. ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWERS. If any assignee Lender is an Affiliate of either Borrower, then any such assignee Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to Section 15.1 or Section 15.2, and the determination of the Required Lenders shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to such assignee Lender's interest in any of the Loans or Reimbursement Obligations. If any Lender sells a participating interest in any of the Loans or Reimbursement Obligations to a Participant, and such Participant is either Borrower or an Affiliate of either Borrower, then such transferor Lender shall promptly notify the Administrative Agent of the sale of such participation. A transferor Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to Section 15.1 or Section 15.2 to the extent that such participation is beneficially owned by either Borrower or any Affiliate of either Borrower, and the determination of the Required Lenders shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to the interest of such transferor Lender in the Loans or Reimbursement Obligations to the extent of such participation.

                                      82-

                     18. PROVISIONS OF GENERAL APPLICATION.

      18.1. SETOFF. Each of the Borrowers hereby grants to the Administrative Agent and each of the Lenders a continuing lien, security interest and right of setoff as security for all liabilities and obligations to the Administrative Agent and each Lender, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Administrative Agent or such Lender or any Lender Affiliate and their successors and assigns or in transit to any of them. Regardless of the adequacy of any collateral, if any of the Obligations are due and payable and have not been paid or any Event of Default shall have occurred and be continuing, any deposits or other sums credited by or due from any of the Lenders to the Borrowers and any securities or other property of either Borrower in the possession of such Lender may be applied to or set off by such Lender against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent then due or to become due, now existing or hereafter arising, of either Borrower to such Lender. ANY AND ALL RIGHTS TO REQUIRE ANY LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF EITHER BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED. Each of the Lenders agrees with each other Lender that (a) if an amount to be set off is to be applied to Indebtedness of the Borrowers to such Lender, other than Indebtedness evidenced by the Notes held by such Lender or constituting Obligations under Hedging Agreements or Reimbursement Obligations owed to such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Lender or constituting Obligations under Hedging Agreements or Reimbursement Obligations owed to such Lender, and (b) if such Lender shall receive from either Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, or constituting Obligations under Hedging Agreements or Reimbursement Obligations owed to, such Lender by proceedings against either Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by, or Obligations under Hedging Agreements or Reimbursement Obligations owed to, such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Notes held by, and Reimbursement Obligations or Obligations under Hedging Agreements owed to, all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Notes held by it or Obligations under Hedging Agreements or Reimbursement Obligations owed it, its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

      18.2. EXPENSES. Each of the Borrowers agrees to pay (a) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Administrative Agent or any of the Lenders (other than taxes based upon the Administrative Agent's or any Lender's net income or profits) on or with respect to the transactions contemplated by this Credit Agreement (the Borrowers hereby agreeing to jointly and severally indemnify the Administrative Agent and each Lender with respect thereto),

(c) the reasonable fees, expenses and disbursements of the Administrative Agent's Special Counsel, any local counsel to the Administrative Agent and of one counsel for the Lenders incurred in connection with the preparation, syndication or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, any amendments, modifications, approvals, consents or waivers hereto or hereunder, or the cancellation of any Loan Document upon payment in full in cash of all of the Obligations or pursuant to any terms of such Loan Document for providing for such cancellation; provided that the fees, expenses and disbursements of the counsel for the Lenders shall be paid for by the Borrowers solely in connection with the preparation of the Loan Documents for the closing of the Loans on the Closing Date in an aggregate amount not to exceed $12,000, (d) the fees, expenses and disbursements of the Administrative Agent or any of its affiliates incurred by the Administrative Agent or such affiliate in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein (e) any fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by the Administrative Agent in establishing, maintaining or handling agency accounts, lock box accounts and other accounts for the collection of any of the Collateral, (f) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Lender or the Administrative Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against either Borrower or any of its Subsidiaries or the administration thereof after the occurrence and during the continuance of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise in connection with the Obligations, in any way related to any Lender's or the Administrative Agent's relationship with either Borrower or any of its Subsidiaries and (g) all reasonable fees, expenses and disbursements of any Lender or the Administrative Agent incurred in connection with UCC searches, UCC filings, intellectual property searches and intellectual property filings. The covenants contained in this Section 18.2 shall survive payment or satisfaction in full of all other Obligations.

      18.3. INDEMNIFICATION. Each of the Borrowers agrees to jointly and severally indemnify and hold harmless the Administrative Agent, its affiliates, the Lenders, their affiliates and each employee and /or agent (including attorneys) of the Administrative Agent or any Lender from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation,
(a) any actual or proposed use by either Borrower or any of its Subsidiaries of the proceeds of any of the Loans or Letters of Credit, (b) the reversal or withdrawal of any provisional credits granted by the Administrative Agent upon the transfer of funds from lock box, bank agency, concentration accounts or otherwise under any cash management arrangements with either Borrower or any Subsidiary or in connection with the provisional honoring of funds transfers, checks or other items, (c) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrowers or any of their Subsidiaries comprised in the Collateral, (d) either Borrower or any of its Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or (e) with respect to the Borrowers and their Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Lenders and the Administrative Agent and each of their affiliates shall be entitled to select their own counsel and, in addition to the foregoing indemnity, each of the Borrowers agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrowers under this Section 18.3 are unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this Section 18.3 shall survive payment or satisfaction in full of all other Obligations.

      18.4. TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.

            18.4.1. CONFIDENTIALITY. Each of the Lenders and the Administrative Agent agrees, on behalf of itself and each of its affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by (or on behalf of) the Borrowers or any of their Subsidiaries pursuant to this Credit Agreement that is identified by such Person as being confidential at the time the same is disclosed to the Lenders or the Administrative Agent, provided that nothing herein shall limit the disclosure of any such information (a) after such information shall have become public other than through a violation of this Section 18.4, or becomes available to any of the Lenders or the Administrative Agent on a nonconfidential basis from a source other than either Borrower or another Lender, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Lenders or the Administrative Agent, (d) to bank examiners or any other regulatory authority having jurisdiction over any Lender or the Administrative Agent, or to auditors or accountants, (e) to the Administrative Agent, any Lender or any Financial Affiliate, (f) in connection with any litigation to which any one or more of the Lenders, the Administrative Agent or any Financial Affiliate is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (g) to a Lender Affiliate or a Subsidiary or affiliate of the Administrative Agent, (h) to any actual or prospective assignee or participant or any actual or prospective counterparty (or its advisors) to any swap or derivative transactions referenced to credit or other risks or events arising under this Credit Agreement or any other Loan Document so long as such assignee, participant or counterparty, as the case may be, agrees to be bound by the provisions of Section 18.4 or (i) with the consent of the Borrowers. Moreover, each of the Administrative Agent, the Lenders and any Financial Affiliate is hereby expressly permitted by the Borrowers to refer to any of the Borrowers and their Subsidiaries in connection with any advertising, promotion or marketing undertaken by the Administrative Agent, such Lender or such Financial Affiliate and, for such purpose, the Administrative Agent, such Lender or such Financial Affiliate may utilize any trade name, trademark, logo or other distinctive symbol associated with the Borrowers or any of their Subsidiaries or any of their businesses.

            18.4.2. PRIOR NOTIFICATION. Unless specifically prohibited by applicable law or court order, each of the Lenders and the Administrative Agent shall, prior to disclosure thereof, notify the Borrowers of any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) or pursuant to legal process.

            18.4.3. OTHER. In no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished to it or any Financial Affiliate by the Borrowers or any of their Subsidiaries. The obligations of each Lender under this Section 18.4 shall supersede and replace the obligations of such Lender under any confidentiality letter in respect of this financing signed and delivered by such Lender to the Borrowers prior to the date hereof and shall be binding upon any assignee of, or purchaser of any participation in, any interest in any of the Loans or Reimbursement Obligations from any Lender.

      18.5. SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other certificates delivered by or on behalf of the Borrowers or any of their Subsidiaries pursuant hereto (as may be supplemented or amended) shall be deemed to have been relied upon by the Lenders and the Administrative Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of any of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Lender has any obligation to make any Loans or the Administrative Agent has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other certificates delivered to any Lender or the Administrative Agent at any time by or on behalf of the Borrowers or any of their Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrowers or such Subsidiary hereunder.

      18.6. NOTICES. Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

            (a) if to the Borrowers, at (i) 45 Krupp Drive, Williston, Vermont 05495, Attention: Bruce MacDonald and (ii) 70 West Red Oak Lane, White Plains, New York, 10604, Attention: Timothy G. Fallon, or at such other address for notice as the Borrowers shall last have furnished in writing to the Person giving the notice, with a copy to Cozen O'Connor, 1900 Market Street, Philadelphia, PA 19103, Attention: Kevin Berry;

            (b) if to the Administrative Agent, at 777 Main Street, Hartford, Connecticut 06115, USA, Attention: Matthew S. Latham, Senior Vice President, or such other address for notice as the Administrative Agent shall last have furnished in writing to the Person giving the notice; and

            (c) if to any Lender, at such Lender's address set forth on Schedule 1 hereto, or such other address for notice as such Lender shall have last furnished in writing to the Person giving the notice.

      Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof. Any notice or other communication to be made hereunder or under the Notes or any Letter of Credit Applications, even if otherwise required to be in writing under other provisions of this Credit Agreement, the Notes or any Letter of Credit Applications, may alternatively be made in an electronic record transmitted electronically under such authentication and other procedures as the parties hereto may from time to time agree in writing (but not an electronic record), and such electronic transmission shall be effective at the time set forth in such procedures. Unless otherwise expressly provided in such procedures, such an electronic record shall be equivalent to a writing under the other provisions of this Credit Agreement, the Notes or any Letter of Credit Applications, and such authentication, if made in compliance with the procedures so agreed by the parties hereto in writing (but not an electronic record), shall be equivalent to a signature under the other provisions of this Credit Agreement, the Notes or any Letter of Credit Applications.

      18.7. GOVERNING LAW. THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH OF THE BORROWERS AND LENDERS AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS BY MAIL AT THE ADDRESSES SPECIFIED IN Section 18.6. EACH OF THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

      18.8. HEADINGS. The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

      18.9. COUNTERPARTS. This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. Delivery by facsimile by any of the parties hereto of an executed counterpart hereof or of any amendment or waiver hereto shall be as effective as an original executed counterpart hereof or of such amendment or waiver and shall be considered a representation that an original executed counterpart hereof or such amendment or waiver, as the case may be, will be delivered.

      18.10. ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 18.12.

      18.11. WAIVER OF JURY TRIAL. EACH OF THE BORROWERS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS CREDIT AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER RELATING TO THE ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF THE LOAN DOCUMENTS AND AGREES THAT IT WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. Except as prohibited by law, each of the Borrowers hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each of the Borrowers (a) certifies that no representative, agent or attorney of any Lender or the Administrative Agent has represented, expressly or otherwise, that such Lender or the Administrative Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Administrative Agent and the Lenders have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party and the Subordination Documents to which it is a party by, among other things, the waivers and certifications contained herein.

      18.12. CONSENTS, AMENDMENTS, WAIVERS, ETC. Any consent or approval required or permitted by this Credit Agreement to be given by the Lenders may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrowers or any of their Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrowers and the written consent of the Required Lenders. Notwithstanding the foregoing, no amendment, modification or waiver shall:

            (a) without the written consent of the Borrowers and each Lender directly affected thereby:

                  (i) reduce or forgive the principal amount of any Loans or
            Reimbursement Obligations, or reduce the rate of interest on the Notes or the amount of any Commitment Fee or Letter of Credit Fees (other than (A) interest accruing pursuant to Section 7.11.2 following the effective date of any waiver by the Required Lenders of the Default or Event of Default relating thereto or (B) as a result of a change in the definition of Senior Leverage Ratio or any of the components thereof or the method of calculation thereto);

                  (ii) increase the amount of such Lender's Commitment or extend the expiration date of such Lender's Commitment;

                  (iii) postpone or extend the Revolving Credit Loan Maturity
            Date, the Acquisition Loan Termination Date, the Acquisition Loan Maturity Date or the Term Loan Maturity Date or any other regularly scheduled dates for payments of principal of, or interest on, the Loans or Reimbursement Obligations or any Fees or other amounts payable to such Lender (it being understood that (A) a waiver of the application of the default rate of interest pursuant to Section 7.11.2, and (B) any vote to rescind any acceleration made pursuant to Section 15.1 of amounts owing with respect to the Loans and other Obligations and (C) any modifications of the provisions relating to amounts, timing or application of prepayments of Loans and other Obligations, including under Sections 5.3.2 and 5.3.3 shall require only the approval of the Required Lenders); and

                  (iv) other than pursuant to a transaction permitted by the terms of this Credit Agreement, release either Borrower, release all or substantially all of the Collateral or release all or substantially all of the guarantors, if any, from their guaranty obligations under their guaranties (excluding, if either Borrower or any Subsidiary of a Borrower becomes a debtor under the federal Bankruptcy Code, the release of "cash collateral", as defined in
            Section 363(a) of the federal Bankruptcy Code pursuant to a cash collateral stipulation with the debtor approved by the Required Lenders);

            (b) without the written consent of all of the Lenders, amend or waive this Section 18.12 or the definition of Required Lenders (it being understood that the addition of one or more additional credit facilities, the allowance of the credit extensions, interest and fees thereunder to share ratably or on a subordinated basis with the Loans, Letters of Credit, interest and Fees in the benefits of the Loan Documents and the inclusion of the holders of such facilities in the determination of Required Lenders shall require only the approval of the Required Lenders);

            (c) without the written consent of the Administrative Agent, amend or waive Section 2.6.2, Section 16, the amount or time of payment of the Administrative Agent's Fee or any Letter of Credit Fees payable for the Administrative Agent's account or any other provision applicable to the Administrative Agent.

No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrowers shall entitle the Borrowers to other or further notice or demand in similar or other circumstances.

      18.13. SEVERABILITY. The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

      18.14. USA PATRIOT ACT. Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the

Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Act.

      18.15. COMMERCIAL TRANSACTION; PREJUDGMENT REMEDY WAIVER. EACH OF THE BORROWERS REPRESENTS, COVENANTS AND AGREES THAT THE TRANSACTIONS OF WHICH THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS ARE A PART IS A "COMMERCIAL TRANSACTION" AS DEFINED BY THE STATUTES OF THE STATE OF CONNECTICUT. EACH OF THE BORROWERS HEREBY WAIVES ALL RIGHTS TO NOTICE AND PRIOR COURT HEARING OR COURT ORDER UNDER CONNECTICUT GENERAL STATUTES SECTIONS 52-278a ET. SEQ. AS AMENDED OR UNDER ANY OTHER STATE OR FEDERAL LAW WITH RESPECT TO ANY AND ALL PREJUDGMENT REMEDIES THE ADMINISTRATIVE AGENT OR THE LENDERS MAY EMPLOY TO ENFORCE THEIR RIGHTS AND REMEDIES HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS. MORE SPECIFICALLY, EACH OF THE BORROWERS ACKNOWLEDGES THAT THE ADMINISTRATIVE AGENT'S ATTORNEY AND/OR THE LENDERS' ATTORNEY MAY, PURSUANT TO CONNECTICUT GENERAL STATUTES, Section 52-278f, ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT SECURING A COURT ORDER. EACH OF THE BORROWERS ACKNOWLEDGES AND RESERVES ITS RIGHT TO NOTICE AND A HEARING SUBSEQUENT TO THE ISSUANCE OF A WRIT FOR PREJUDGMENT REMEDY AS AFORESAID AND THE ADMINISTRATIVE AGENT AND THE LENDERS ACKNOWLEDGE BORROWERS' RIGHT TO SAID HEARING SUBSEQUENT TO THE ISSUANCE OF SAID WRIT. EACH OF THE BORROWERS FURTHER WAIVES ITS RIGHTS TO REQUEST THAT THE ADMINISTRATIVE AGENT OR ANY LENDER POST A BOND, WITH OR WITHOUT SURETY, TO PROTECT BORROWERS AGAINST DAMAGES THAT MAY BE CAUSED BY ANY PREJUDGMENT REMEDY SOUGHT OR OBTAINED BY THE ADMINISTRATIVE AGENT OR ANY LENDER.

      18.16. INTEREST RATE. All agreements between Borrowers, the Administrative Agent and Lenders are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Administrative Agent and Lenders for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof provided, however that in the event there is a change in the law which results in a higher permissible rate of interest, then this Credit Agreement shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Borrowers, the Administrative Agent and the Lenders in the execution, delivery and acceptance of this Credit Agreement to contract in strict compliance with the laws of the State of New York from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents or the Security Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever Administrative Agent or any Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements among the Borrowers, the Administrative Agent and the Lenders.

      18.17. LOSS OF NOTES. Upon receipt of an affidavit of an officer of any Lender as to the loss, theft, destruction or mutilation of such Lender's Note or Notes or any other security document which is not of public record, and in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other security document, Borrowers will issue, in lieu thereof, a replacement Note or Notes or other security document in the same principal amount thereof and otherwise of like tenor.

      18.18. REPLACEMENT OF LENDERS. If the Borrowers and Lenders holding at least a majority of the outstanding principal amount of the Notes (and if no such principal is outstanding, the Lender or Lenders whose aggregate Commitments constitute at least a majority of the Total Commitments) desire to increase the aggregate amount of the Total Commitments and/or the Term Loans and any Lender does not consent to such increase or increases, then (i) such Lender, at the Borrowers' sole expense and effort, upon notice to the Borrowers and the Administrative Agent given within six months after such Lender's failure to consent, may require that the Borrowers find a replacement Lender that will, or
(ii) the Borrowers, at the Borrowers' sole expense and effort, upon notice to such Lender and the Administrative Agent given within six months after such Lender's failure to consent, may find a replacement Lender that will (and such Lender agrees that such replacement Lender will), acquire and assume (in accordance with and subject to the restrictions contained in, and consents required by, Section 17.2), all of such Lender's interests, rights and obligations under this Credit Agreement and the related Loan Documents (which assignee may be another Lender, if a Lender accepts such assignment) and no increase in the Total Commitments and/or Term Loans shall be effective unless and until such assignment has become effective, provided that such Lender shall have received payment of an amount equal to the outstanding principal of its Obligations, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee.

                  [Remainder of Page Intentionally Left Blank;
                          Next Page is Signature Page]

IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as of the date first set forth above.

                                        VERMONT PURE HOLDINGS, LTD.

                                        By: /s/ Timothy G.Fallon
                                            ------------------------------------
                                            Name: Timothy G. Fallon
                                            Title: Chief Executive Officer

                                        CRYSTAL ROCK LLC

                                        By: /s/ Timothy G. Fallon
                                            ------------------------------------
                                            Name: Timothy G. Fallon
                                            Title: Manager

                                        BANK OF AMERICA, N.A., as a Lender

                                        By: Matthew S. Latham
                                            ------------------------------------
                                            Name: Matthew S. Latham
                                            Title: Senior Vice President

                                        BANK OF AMERICA, N.A., as Administrative
                                        Agent

                                        By: Matthew S. Latham
                                            ------------------------------------
                                            Name: Matthew S. Latham
                                            Title: Senior Vice President

                                        WEBSTER BANK, NATIONAL ASSOCIATION

                                        By: Richard A. O'Brien
                                            ------------------------------------
                                            Name: Richard A.O'Brien
                                            Title: Senior Vice President